                                                                EXHIBIT 4.(a).48
(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)



                               PURCHASE AGREEMENT

                                     BETWEEN

                       PARTNER COMMUNICATIONS COMPANY LTD.

                                       AND

                NORTEL NETWORKS ISRAEL (SALES AND MARKETING) LTD.

                               FOR THE SUPPLY OF A
                            3G UMTS NETWORK AND OTHER
                          TELECOMMUNICATIONS SYSTEMS,
                         EQUIPMENT AND RELATED SERVICES



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
                                      -2-


(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)



                             - Table of Contents -


1.    Preamble.............................................................    6


2.    Definitions and Interpretation.......................................    6


   2.1     Definitions.....................................................    6


   2.2     Interpretation..................................................    7


3.    Commencement.........................................................    8


4.    Scope of Agreement...................................................    8


5.    Interoperability and Cooperation.....................................    9


6.    Forecasts and Purchase Orders........................................   13


   6.1     Forecast........................................................   13


   6.2     Purchase Orders.................................................   14


7.    Supplier's Warranties and Representations............................   15


8.    Delivery and Time Table..............................................   21


9.    Installation Site - Information and Access...........................   21


10.   Acceptance Procedure.................................................   22


11.   Title and Risk.......................................................   22


12.   Suspension...........................................................   23


13.   Project Plan Delays or Advances......................................   24


   13.1    Supplier's Delay Notices........................................   24


   13.2    Partner's Delay Notice..........................................   25


   13.3    ................................................................   25


   13.4    Advance Notice..................................................   25


14.   Liquidated Damages...................................................   27


   14.1    Liquidated Damages for Delays...................................   27


   14.2    Liquidated Damages for Performance..............................   28


   14.3    General Provisions..............................................   28


15.   Price................................................................   28


16.   Payments and Invoices................................................   29


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


17.   Taxes, Duties and Levies.............................................   29


18.   Records Keeping......................................................   30


19.   Right of Setoff......................................................   30


20.   Supplier's Employees and Agents......................................   30


21.   Non-Disruption of the Existing System................................   31


22.   Project Plan.........................................................   31


23.   Project Management...................................................   32


24.   Obligations of Partner...............................................   33


25.   Design Authority.....................................................   33


26.   Documentation and Access to Work and Data............................   33


27.   Information Provided by Partner......................................   34


28.   Use of Software......................................................   35


29.   Intellectual Property Rights.........................................   35


   29.1    Network Design..................................................   35


   29.2    Intellectual Property Rights in Materials Provided by Partner...   36


   29.3    Bespoken Software and Joint Developments........................   36


   29.4    Documentation Intellectual Property Rights......................   36


30.   Source Code..........................................................   36


31.   Support and Maintenance..............................................   36


32.   Training.............................................................   37


33.   Update to Equipment and Services.....................................   37


34.   Changes and Variations...............................................   37


35.   Loss and Damage Indemnity and Liability..............................   39


   35.1    General Indemnity and Liability.................................   39


   35.2    Third Parties Rights - Indemnity and Liability..................   39


   35.3    Limitation of Liability.........................................   42


   35.4    Remedial Measures...............................................   43


36.   Bank Guarantee.......................................................   44


37.   Parent Company Letter of Undertaking.................................   46


38.   Insurance............................................................   47


39.   Subcontracting.......................................................   47


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
                                      -4-


(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


40.   Assignment...........................................................   49


41.   Confidentiality......................................................   49


42.   Force Majeure........................................................   51


43.   Partner's Right of Termination.......................................   53


   43.1    Termination for Convenience.....................................   53


   43.2    Termination For Cause...........................................   53

44.   Supplier's Right of Termination......................................   56


45.   Legal and Industry Standards.........................................   56


46.   Data Protection......................................................   57


47.   Publicity............................................................   57


48.   No Partnership, Agency etc...........................................   57


49.   Entire Agreement.....................................................   58


50.   Amendments...........................................................   58


51.   Waiver...............................................................   58


52.   Severability.........................................................   59


53.   Survival.............................................................   59


54.   Notices..............................................................   59


55.   Dispute Resolution...................................................   60


56.   Governing Law........................................................   60


57.   Further Assurances...................................................   61


58.   Future Purchase......................................................   61



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                                      -5-


(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


                                 LIST OF ANNEXES

1.    ANNEX "A"    -     Project Definition and System Scenarios;
      ---------

2.    ANNEX "B"    -     Responsibility of Parties;
      ---------

3.    ANNEX "C"    -     System Specifications;
      ---------

4.    ANNEX "D"    -     Training;
      ---------

5.    ANNEX "E"    -     Quality Assurance;
      ---------

6.    ANNEX "F"    -     Acceptance Procedure;
      ---------

7.    ANNEX "G"    -     Documentation;
      ---------

8.    ANNEX "H"    -     Test Bed and Tools;
      ---------

9.    ANNEX "I"    -     Price List (that includes pricing and discount notes as
      ---------          well as pricing books (bill of materials));

10.   ANNEX "J"    -     Project Plan;
      ---------

11.   ANNEX "K"    -     System Description;
      ---------

12.   ANNEX "M"    -     List of defined Terms and abbreviations.
      ---------


                               LIST OF APPENDIXES

1.    APPENDIX "1"     -       Three way NDA;

2.    APPENDIX "2"     -       Software License Agreement;

3.    APPENDIX "3"     -       Support and Maintenance Agreement;

4.    APPENDIX "4"     -       Bank Guarantee;

5.    APPENDIX "5"     -       Parent Company Letter of Undertaking;

6.    APPENDIX "6"     -       Insurance Requirement.


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
                                      -6-


(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


This Agreement for the supply of telecommunications systems, network, equipment and related services, is entered into by and between PARTNER COMMUNICATIONS COMPANY LTD., a corporation organized and existing under the laws of the state of Israel, with offices at 8 Amal St., Afek Industrial Park, Rosh Ha'ayin, Israel ("Partner") and NORTEL NETWORKS ISRAEL (SALES AND MARKETING) LTD., a corporation organized and existing under the laws of the state of Israel, with offices at Hayarden St. Airport City 70151, Israel P.O. Box 266, Ben-Gurion Airport, Israel ("Supplier") (each a "Party" and together the "Parties").

1.          PREAMBLE

WHEREAS:

1.1.1.1 Partner operates, at the time of signature of this Agreement, the Existing System and, in addition, wishes to establish, implement and operate a 3G UMTS Network and provide various advanced telecommunication services, on a commercial basis, utilizing such 3G UMTS Network; and

1.1.1.2 Partner wishes to have an option, exercisable at Partner's sole discretion, to gradually converge the Existing System into the 3G UMTS Network, within a time frame and in such manner as Partner shall deem fit, at its sole discretion, and the Supplier has committed to provide Partner with such option; and

1.1.1.3 To that end, Partner has issued a RFP for the supply of the Equipment and the System, for the provision of the Services and for the performance of the Works; and

1.1.1.4 In response to the said RFP, the Supplier has submitted a firm and binding commercial and technical proposal, as amended, in which the Supplier represented, warranted and declared that it is willing and able to provide Partner with the System, supply the Equipment, render the Services, provide maintenance and support services, perform the Works, and, if and to the extent required by Partner, implement the Convergence of the Existing System into the 3G UMTS Network, all in accordance with the terms and conditions of this Agreement; and

1.1.1.5 Based on the Supplier's said proposal, Partner now wishes to confirm the appointment of the Supplier, on a non-exclusive basis, for the supply of the Equipment and the System, for the provision of the Services and for the performance of the Works and, at Partner's option, the Convergence, all as specified in this Agreement, and the Supplier has agreed to provide and carry out all of the foregoing, subject to and in accordance with the terms and conditions of this Agreement.

2.          DEFINITIONS AND INTERPRETATION

2.1         DEFINITIONS

2.1.1.1 Capitalized terms used in this Agreement shall have the meaning attributed to them in the List of Defined Terms.


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


2.2         INTERPRETATION

2.2.1.1 The following rules of interpretation apply to this Agreement unless the context requires otherwise:

            a. The section headings and captions to the Clauses in this Agreement are inserted for convenience of reference only and shall not be considered a part of, or affect the construction or interpretation of, this Agreement.

            b.    The singular includes the plural and conversely.

            c.    A gender includes all genders.

            d. A reference to a Clause, Sub-Clause, Annex, Schedule or Appendix is to a clause or sub-clause of, or annex, schedule or appendix to, this Agreement all of which are by this reference incorporated into this Agreement and references to this Agreement shall be construed accordingly.

            e. Any reference to this Agreement, Appendices or Annexes shall mean such Agreement, Appendices or Annexes as the same shall have been amended, supplemented or updated from time to time in accordance with this Agreement.

            f. A reference to a person includes a body corporate, firm, an unincorporated body or other entity and, to the extent applicable, conversely.

            g. A reference to a right or obligation of any two or more persons confers that right, or imposes that obligation, as the case may be, jointly and severally.

            h. A reference to conduct or an act includes an omission, statement or undertaking whether or not in writing.

            i. A provision of law is a reference to that provision as amended or re-enacted.

            j. Unless a contrary indication appears, a time of day is a reference to Israeli time.

            k. Mentioning anything after "include", "includes" or "including" does not limit what else might be included unless expressly stated otherwise. An example does not limit what else might be included.

            l. A reference to $ or US$ or US dollars is to the lawful currency of the United States of America from time to time. A reference to NIS is to the lawful currency of Israel from time to time.

            m. Notwithstanding any provision to the contrary in this Agreement and/or in any applicable law, in the case of any inconsistency between any provision of an Annex, Appendix, Exhibit or Schedule hereto and any provision of this Agreement, the provision of this Agreement shall prevail. In the case of any inconsistency between any provision of an Appendix to the Agreement and any other Annex, the provisions of the Appendixes shall prevail. In the case of any inconsistency between any provision of an Annex to the provision of an Appendix thereto, the provision of the relevant Annex shall prevail. In the case of any inconsistency between any provision of an Annex to the provisions of another Annex, the order of precedence and priority shall be as follows -


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


                      1.  Annex "M" - List of Defined Terms and abbreviations;

                      2.  Annex "F" - Acceptance Procedure;
                      3.  Annex "J" - Project Plan;
                      4.  Annex "B" - Responsibility of Parties;
                      5.  Annex "A" - Project Definition and System Definitions;
                      6.  Annex "I" - Price List;
                      7.  Annex "C" - System Specifications;
                      8.  Annex "H" - Test Bed and Tools;
                      9.  Annex "D" - Training;
                      10. Annex "G" - Documentation;
                      11. Annex "E" - Quality Assurance;
                      12. Annex "K" - System Description.

3.          COMMENCEMENT

3.1.1.1 This Agreement shall enter into force on the date of signature hereof by both parties (the "Effective Date"). Notwithstanding the aforesaid, Partner may, at its sole discretion, suspend the effective entry into force of this Agreement for a defined period of time, with no liability towards the Supplier.

4.          SCOPE OF AGREEMENT

4.1.1.1 The Supplier shall, on a non-exclusive basis, supply the Equipment and the System, provide the Services and perform the Works, all as specified in this Agreement. To remove any doubt it is clarified that Partner may, at its sole and exclusive discretion and at any time whatsoever, whether during a Turn Key Phase or Call Off Phase, hire any other supplier for the provision of any works, services or equipment, of any kind whatsoever.

4.1.1.2 Subject to Partner's right to determine otherwise and instruct the Supplier accordingly, as specified in Clause 4.1.1.3 below, the System, all Equipment supplied and Services and Works rendered and performed under this Agreement during Phases [*], shall be delivered on a Turnkey basis, in accordance with the provisions of this Agreement.

4.1.1.3 Notwithstanding the aforesaid, any purchase of Equipment and/or Services, following Milestones [*] shall be made on a Call-Off basis, unless Partner elects, at its sole discretion, to purchase any Equipment and/or Services, at any time, on a Turn Key basis, in which case the Supplier shall fully comply with such election made by Partner, following delivery by Partner of a 30 days prior written notice to that effect. Further, Partner is entitled, at its sole discretion, to advance the commencement of any Works, Services and/or the provision by the Supplier of any Equipment and/or Services, and request the Supplier to perform any such Works and/or Services and to provide any Equipment and/or Services in parallel and simultaneously with Milestones [*] by serving the Supplier with a [*] notice to that effect (with regard of Equipment A) or [*] notice to that effect (with regard of Equipment B or Turn-Key) to that effect. The new Lead Times shall not be


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*     Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                      -9-


(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


            shorter nor longer than the applicable minimal Lead Times set in Annex J for the delivery of Equipment and/or the provision of Works and/or Services, as the case may be. [*]

            Subject only to the aforesaid, the Supplier hereby waives any objection, claim or demand in connection with any determination by Partner to purchase any Equipment and/or Services, at any time, or to advance the commencement of any Works, Services and/or the provision by the Supplier of any Equipment and/or Services, and/or a request that the Supplier shall perform any such Works and/or Services and/or provide any Equipment and/or Services in parallel and simultaneously with Milestones [*].

4.1.1.4 Unless specified expressly otherwise, the provisions of this Agreement shall apply to both Turn Key and Call-Off Phases, mutatis mutandis.

5.          INTEROPERABILITY AND COOPERATION

5.1.1.1 The Supplier undertakes that it shall, in accordance with the provisions of the Agreement, and at its sole cost and expense, perform any task and take any action necessary, including, without limitations, providing Partner with full, complete, unrestricted access to (a) [*] (i) between the System, any System Element, part of the System, Equipment or any item or component of the System and any part, element, item, product, sub system, service, software, application, enabling platform or component of the Existing System and any and all PSTNs and any and all of the Terminals (UE) referred to in Sub Clause 7.1.1.4(c) below. Such Interoperability, Integration, compatibility, interconnection and/or interface of the System with the Existing System shall, inter alia, result in full and complete transparency between the System, any System Element, part of the System, Equipment or any item or component of the System and any part, element, item, product, sub system, service, software, application, enabling platform or component of the Existing System and any and all PSTNs and any and all of the Terminals (UE) referred to in Sub Clause 7.1.1.4(c) below, and shall be implemented by the Supplier, at its sole cost and expense, either directly through standard interfaces or indirectly through an intermediary interfacing device, irrespective of whether or not, such direct or indirect Interoperability, Integration, compatibility, interconnection and/or interface of the System with the Existing System is 3GPP supported. It is further agreed that any indirect Interoperability, Integration, compatibility, interconnection and/or interface of the System with the Existing System through an intermediary interfacing device, shall only be made after the Supplier has convinced Partner in the absolute necessity of such intermediary interfacing device and Partner has approved such implementation in advance and in writing, and (ii) between the System, any System Element, part of the System, Equipment or any item or component of the System including, without limitations, Terminals (UE) (with


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      respect to the omitted portions.


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                                      -10-


(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


            regard to Terminals (UE) - it is agreed that such Terminals (UE) shall have to successfully pass certain relevant, reasonable test procedures in Supplier's IOT laboratories that apply to all handsets), and any other System Element, part of the System, Equipment or any item or component thereof, and (iii) between the System, any System Element, part of the System, Equipment or any item, product, sub system, service, software, application, enabling platform or component of the System and any part, product, equipment, system, element, service, application, enabling platform, item or component provided by any third party vendor supplier and/or manufacturer, including, without limitations, of Terminals (UE) (beyond the initial Terminals (UE) referred to in Clauses 5.1.1.2 and 7.1.1.4(c) below, that are not a part of the Existing System (a "New Product") in accordance with the provisions of Clause 5.1.1.4.

            [*]

5.1.1.2     [*]

            It is agreed that the performance of IOT Test for such types of Terminal (UE) requested by Partner [*] is subject only to the following: (i) the prior written consent of the relevant manufacturer of the proposed Terminal (UE), (ii) to the extent actually required by the relevant manufacturer, the signature of an NDA between Partner and the relevant manufacturer, and (iii) the relevant Terminal (UE) being reasonably mature for IOT purposes.

            Without derogating from any of the Supplier's obligations to perform IOT tests and Integration of any Terminals (UE), it is agreed that only for purposes of Integration of the Terminal (UE) with the System and in order to enable the Supplier to perform the Integration within the agreed time table, as set forth above, Partner shall obtain the consent of the relevant manufacturer to reasonably cooperate with Partner and the Supplier to the full extent necessary to enable the Integration of the Terminal (UE) with the System (including, without limitation, if and to the extent reasonably necessary, have the required personnel on site to perform the relevant Integration, together with the Supplier).

5.1.1.3     [*]

5.1.1.4 The Interoperability, Integration, interconnection, compatibility and/or interface between the System and any New Product set forth in Sub Clauses 5.1.1.1(iii), 5.1.1.2 and 5.1.1.3 above shall, inter alia, result in full and complete transparency between the System, any System Element, part of the System, Equipment or any item or component of the System and any such New Product and shall be implemented by the Supplier, [*] irrespective of whether or not, such direct or indirect Interoperability, Integration, compatibility, interconnection


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      with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                      -11-


(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


            and/or interface of the System with any such New Product is 3GPP supported in accordance with the provisions of the two next paragraphs below.

            The relevant New Product shall be tested in a laboratory of Partner and/or in the IOT laboratory of the Supplier, as shall be determined by the Supplier, after consulting with Partner, in order to ascertain whether the Interoperability, Integration interconnection, compatibility and/or interface between the System and the relevant New Product, [*] can be made directly through standard interface or indirectly through an intermediary interfacing device. Partner reserves the right, at Partner's sole discretion and at the reasonable costs and expenses of the Supplier (excluding traveling and accommodation), to be present and to actively and equally participate in any such IOT laboratory tests carried out on any New Product, and the Supplier shall confirm to Partner by giving fourteen (14) working days prior notice in writing of the commencement of any such IOT laboratory tests so that Partner can make the necessary arrangements for its representative or nominee to be present and participate, unless it is unequivocally demonstrated by the Supplier, supported by written evidence, that the mere presence of Partner at such IOT laboratory tests is in material breach of the then official, generally available, international rules of the interoperability forum, which breach cannot be resolved by means of execution of an NDA, etc. The New Product shall be so tested, [*], in accordance with the Supplier's standard, reasonable test procedures, determined in accordance with generally accepted tests in the industry, provided however that such tests comply with generally available, international requirements pertaining to 3GPP, that are applicable worldwide. The Parties shall discuss the tests proposed by the Supplier and the Supplier shall seriously consider any comment, request and amendment that Partner may have, it is being agreed that, in any event, Partner may add any test to those proposed by the Supplier and the Supplier undertakes to perform any such additional tests as may be requested by Partner, save only for such tests that are required by Partner, the performance of which can be unequivocally demonstrated by the Supplier, supported by written evidence, to be in breach of the then official, generally available, international rules of the interoperability forum.

            Notwithstanding the foregoing, the Supplier undertakes that, regardless of any disagreement between the Supplier and Partner pertaining to the tests to be performed in connection with the relevant New Product and/or to the location in which such tests shall be performed, the Supplier shall (i) perform any required tests whatsoever, and (ii) if the New Product does not pass the relevant test procedures, the Supplier shall, immediately upon delivery of a notice from Partner to that effect, perform any task and take any action necessary to ensure full, timely and complete Interoperability, Integration, compatibility, interconnection and/or interface between the System and any such New Product


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      respect to the omitted portions.


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                                      -12-


(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


            as referred to in Clause 5.1.1.1 above, in which case the Supplier shall be entitled to such payment as shall be agreed upon between the Parties, only to the extent that the failure to pass the relevant test procedures resulted wholly and exclusively from the fact that the relevant New Product had a non-standard API, (iii) If the New Product passes the relevant test procedures, the Supplier shall, immediately upon delivery of a notice from Partner to that effect, perform and implement, any Interoperability, interconnections, Integration, compatibility and/or interfaces required between the System, any System Element, part of the System, Equipment or any item, product, sub system, service, software, application, enabling platform or component of the System and the New Product as referred to in this Clause 5.1.1.1 above, [*]. In the event the Parties' respective Project managers shall be unable to reach an understanding and agreement with respect of the extent of such payment, referred to above, than the issue shall be dealt with in accordance with the provisions and procedure set forth in Clause 34 and 55 below.

            Notwithstanding any provision to the contrary, for purposes of this Clause 5 and for purposes of the performance of any Interoperability, compatibility, Integration, interconnections and/or interfaces by the Supplier, the Existing System shall include any and all systems, sub-systems, equipment, hardware, software, service, application enabling platform, product element, item and/or component as set forth in Annex C-17 and in Annex C-17 (1), [*]. Notwithstanding any provision to the contrary, for purposes of the performance of any Interoperability, compatibility, Integration, interconnections and/or interfaces by the Supplier with regard to any New Product in accordance with Clause 5, including, without limitation, any Terminal (UE), the Existing System shall mean the Existing System, as defined in Annex M.

            Subject to all of the aforesaid in this Clause 5 above, any Interoperability, compatibility, Integration, interconnection and/or interface shall be implemented and performed in accordance with the specifications, requirements and provisions of Annexes C10, C13, Annex F and Appendix F1 of Annex F.

5.1.1.5 Supplier shall fully cooperate with any third party that Partner may stipulate from time to time. Such stipulation shall be made by Partner, inter alia, in order to ensure full and timely compliance of the Supplier with any and all of the Supplier's undertakings, obligations, warranties and representations in this Agreement, including, without limitation, to such pertaining to Interoperability, interconnections, compatibility, Integration and interfaces set forth in Clause 5.1.1.1. Partner shall make commercially reasonable efforts to ensure the cooperation of such third parties with Supplier (and, if and to the extent Partner has enforceable contractual rights to request certain third party to co-operate, as aforesaid, Partner shall make commercially reasonable efforts to invoke such


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(ORANGE LOGO)
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            rights). Supplier shall not be responsible for a delay in the implementation of the said interoperability, interconnections, compatibility, Integration and interfaces, only if and to the extent that such delay is clearly attributed, wholly and exclusively, to the relevant third party.

5.1.1.6 The cooperation set forth in Clause 5 shall include, without limitation, the disclosure of all relevant information and, where such information is of a confidential nature, such disclosure shall be subject to the provisions of the non-disclosure agreement that shall be executed between the Supplier and the relevant third parties, in the form attached hereto and marked as Appendix 1.

5.1.1.7     [*]

6.          FORECASTS AND PURCHASE ORDERS

6.1         FORECAST

6.1.1.1 With respect to the Call-Off Phase only, [*], Partner shall make reasonable efforts to submit to Supplier a forecast covering [*] of Partner's estimated purchase requirements [*]. For the avoidance of doubt, it is clarified that such forecasts shall be made in good faith for planning purposes only, and shall not be binding on Partner in any way, manner or respect whatsoever, and the Supplier hereby expressly waives any claim or demand in connection with such non-binding forecast.


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


6.2         PURCHASE ORDERS

6.2.1.1 With respect of both Turn Key and Call-Off Phases, any purchases, if and to the extent made by Partner under this Agreement, shall be made only pursuant to issuance by Partner of a written or electronic Purchase Order, signed, or (in the case of electronic transmission) sent by its authorized representative, indicating the required Equipment, Services or Works, and the quantity, unit price, total purchase price, delivery instructions, requested delivery dates and any other applicable instructions in connection thereof, as Partner may deem fit, in accordance with any of the relevant provisions of this Agreement.

6.2.1.2 For the avoidance of doubt, it is clarified that Partner is under no obligation to issue any Purchase Order and it is further clarified that only a Purchase Order duly executed by Partner's authorized representative shall constitute a commitment to purchase on the part of Partner, under this Agreement. Partner shall keep updated with the Supplier a list of its authorized representatives.

6.2.1.3 A Purchase Order duly executed by Partner's authorized representative shall be effective and binding on the Supplier as of the date it was received by the Supplier in accordance with and subject to the provisions pertaining to notices, as set forth in Clause 54 of this Agreement. Without derogating from the provisions of this Clause 6.2.1.3 and Clause 6.2.1.4 below, the Supplier shall confirm, in writing, receipt of each Purchase Order within 48 hours of receipt of the same. To remove any doubt, it is clarified that neither the effectiveness and the binding effect of a Purchase Order sent by Partner, as aforesaid, nor the Supplier's obligation to comply with any such Purchase Order shall be effected by the absence of such confirmation and/or by the content of any such confirmation.

6.2.1.4     [*]

6.2.1.5 The Supplier undertakes to provide, supply, perform and render the System, Equipment, Services and Works ordered pursuant to any and all Purchase Orders, in strict compliance with the terms of each Purchase Order, as well as the terms of this Agreement.

6.2.1.6     [*]

6.2.1.7     [*]

6.2.1.8 For purposes of lead times in accordance with the Project Plan and/or Agreement Milestones, in the event of an increase of volume of Equipment or Services ordered by modification or change of a Purchase Order the additional Equipment and/or Services ordered, will be deemed a separate Purchase Order.


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


7.          SUPPLIER'S WARRANTIES AND REPRESENTATIONS

7.1.1.1 Without limiting any other warranties or undertakings contained in this Agreement and/or in any applicable law, and in addition to any such warranties or undertakings, the Supplier warrants and undertakes to Partner that:

            a. The System and each item of the Equipment delivered under this Agreement, as the case may be, shall, in any and all respects, conform to, perform in accordance with, have all the features and functionalities and otherwise meet any and all of the System Performance Requirements, Specifications, System Description, and any and all other requirements which the System and/or Equipment, as the case may be, must comply with as set out in this Agreement;

            b. The System, and each item of the Equipment, delivered under this Agreement, as the case may be, shall be properly and completely planned, designed, dimensioned, supplied, delivered, installed, integrated, optimized, commissioned, tested, interfaced, interconnected, maintained and supported, in accordance with any and all of the provisions and requirements of this Agreement and shall be, at all times, fully compatible with and supported by, [*], and shall operate and function during the entire Warranty Period free from any defects or flaws; [*]

            c. The System, Part of System and each item of Equipment, supplied under this Agreement, will be new (save for certain equipment that was actually provided by the Supplier to Partner pursuant to a certain loan agreement pertaining to part of the Test Bed equipment executed between the Parties prior to the execution of this Agreement), compatible, interfaced and integrated with every other item of the System, the Existing System, any and all PSTNs and any and all of their systems, sub-systems and equipment and any third party's system, infrastructure, equipment and/or software, whether existing or not (it is being agreed that regarding such new third party's system, infrastructure, equipment and/or software that does not currently exist, the Warranties set forth in this Sub Clause 7.1.1.1c) shall be fully effective and binding on the Supplier if such new third party's system, meets the requirements pertaining to Interoperability with the relevant New Product as set forth in Clause 5.1.1.1) with which it has to interconnect and interface, in accordance with the applicable provisions and requirements of this Agreement, thus ensuring that the System, as a whole, shall perform and function in accordance with the purpose for which the System is designated and acquired for and in accordance with any and all of the applicable provisions and requirements of this Agreement;

            d. The Software does not contain any Viruses (For purposes of this Agreement - "Virus" means "any code which effect is to disrupt, disable, harm, or other


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


            wise impede in any manner whatsoever, including aesthetic disruptions or distortions, the operation of the Software, or any other associated hardware, software, firmware, computer system or network, or would disable the Software or impair in any way its operation based on the elapsing of a period of time, exceeding an authorized number of copies, advancement to a particular date or other numeral, or that would permit the Supplier or any other person to access the Software to cause such disablement or impairment, or which contains any other similar harmful, malicious, or hidden procedures, routines or mechanisms which would cause such programs to cease functioning or to damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with operations. The definition of "Virus" includes, without limitations, computer programs commonly referred to as worms or Trojan horses".

            e. The media on which the Software is provided will be free from any defects in workmanship and materials during normal use;

            f. All the Services provided under this Agreement shall conform in design, performance and materials to all of the applicable provisions and requirements of this Agreement and shall be free from any and all defects in design, material, performance or workmanship and be of the most suitable grade and quality for the purpose intended.

7.1.1.2 The above warranties, as well as any and all other warranties, representations and undertakings (expressed and implied) included elsewhere in this Agreement and/or apply by virtue of any applicable law (collectively the "Warranties" and individually a "Warranty") shall continue to apply notwithstanding any acceptance of all or part of the Services, Works, Equipment, the System or any part thereof, or payment for the same by Partner.

7.1.1.3 Partner shall be entitled, at any time during the Warranty Period (as defined below) and irrespective of prior inspections or Acceptance, to put the Supplier on notice with respect of any part of the System, the Equipment or Services not conforming to any of the Warranties set forth in Clause 7.1.1.1 and/or the terms and conditions of this Agreement, in which case Partner shall be entitled to require that the Supplier, at its own cost, shall correct or replace such part of the System, Equipment, or Services, with conforming items or re-render the relevant Service, as the case may be, thus ensuring that they conform to any of the above Warranties and/or the terms and conditions of this Agreement. The Supplier shall do so promptly after notification by Partner in accordance with the provisions of the Maintenance Agreement.

            The Supplier undertakes to correct or replace any defective part of the System, item of Equipment or Service, as the case may be, in accordance with the provisions of the Maintenance Agreement. In the event that the Supplier does not correct or replace any defective part of the System, item of Equipment or Service, as aforesaid, Partner may, by agreement or otherwise, correct or


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


            replace such defective part of the System, Equipment or Service, as the case may be, and recover the cost thereof from the Supplier.

            If, after notification of a default to the Supplier, the Supplier did not promptly correct or replace the non-conforming part of the System, the Equipment or Services, as the case may be, to the full satisfaction of Partner, in accordance with the provisions of the Maintenance Agreement, Partner may elect not to require correction or replacement of such defective part of the System, Equipment or Service, as the case may be, and in such event, the Supplier, if required by Partner, shall refund such portion of the relevant payments made or, with regard to those that are yet to be made Partner shall set off the relevant portion from any payment to which the Supplier is or may be entitled, pertaining to such defective part of the System, Equipment or Service, as the case may be, as is equitable in the circumstances. In default of agreement between the parties as to such equitable refund by the supplier to Partner, the extent of such refund shall be determined in accordance with the provisions of Clause 55.

            [*]


            The Warranties, representations, undertakings, Warranty Period and any correction mechanism set forth in the Agreement, shall be without prejudice and in addition to any other rights and remedies available to Partner under this Agreement and/or under any applicable law. Without limiting the foregoing, the Supplier's Warranties, representations and undertakings shall continue to apply to any new, corrected or replaced items, components and elements for the same period, as the original period, [*].

7.1.1.4 Representations. Without limiting any other Warranties, representations, warranties or undertakings contained in this Agreement and/or in any applicable law and in addition to any such representations, warranties or undertakings, the Supplier represents and undertakes to Partner as follows:

            a. It has good and valid title, and, with respect to any Intellectual Property Right, legally enforceable right and power to grant Partner all of the required rights, licenses and/or sub-licenses, as applicable, with regard to any and all of the System, Equipment, Documentation and Services delivered to Partner under this Agreement and that it shall deliver to Partner such good title and/or any such rights, licenses and sub-licenses free of any lien, pledge, encumbrance, mortgage, or any other charge or right whatsoever of any third party, except for certain rights of third parties who grant licenses to the Supplier (provided however that the existence of such third parties' rights does not derogate from any of Partner's rights under the Agreement nor from any of the Supplier's obligations);


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


            b. All Works and Services provided under this Agreement shall be performed in a skillful and workmanlike manner, in accordance with all of the applicable provisions and requirements of this Agreement;

            c.    [*]

            d. [*] Without derogating from the foregoing, in the event that the Supplier or any applicable licensor provides, supplies or otherwise makes available any upgrade and/or update version, release or model, as the case may be, that were not made generally available, the Supplier shall offer the same to Partner and the provisions of Clause 33 of this Agreement shall apply;

            e. The System, Software and each item of Equipment supplied under this Agreement will be Date Compliant (for the purpose of this Agreement, "Date Compliant" means, that neither the performance nor functionality of any of the Software, the System, any item of Equipment or any part of the foregoing, is affected by dates and in particular -

                  (I) No value for any current date will cause any interruption in operation;

                  (II)  Date-based functionality will behave for all dates;

                  (III) In all interfaces and data storage, the century in any date will be specified either explicitly or by unambiguous algorithms or inferencing rules; and

                  (IV) All relevant years (including 2004 and 2008) will be recognized as leap years.

            f. It is a highly competent professional supplier with broad experience and knowledge and with outstanding degree of expertise and skill in the field of wireless telecommunications and that it is well qualified and has adequate personnel to perform the Services and the Works; it is familiar with and shall perform the Services and Works in accordance with the most recent and international standards;

            g. It has familiarized itself with the general nature and general location where the Services and Works are to be rendered and performed, as well as with all other general conditions and circumstances in the Territory, which may affect its ability to perform its obligations and undertaking under this Agreement, and hereby expressly waives any claim in this regard;

            h. It shall conduct itself so as to maintain, to the full extent required in connection with any and all of its obligations under this Agreement, professional relations with all carriers, telecommunication operators, property owners and occupiers and local and government authorities in the performance of its obligations under the Agreement.


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(ORANGE LOGO)
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            i.    It has, and shall maintain during the Term, all the financial resources to comply with all of its obligations and undertakings under this Purchase Agreement;

            j. The System, System Element, Part of System and each item of Equipment, supplied under this Agreement, shall be, at all times, fully Interoperable, compatible, interfaced, interconnected and Integrated with the Existing System and with any and all PSTNs, thus ensuring that the System, as a whole, shall perform and function in accordance with any and all of the applicable provisions and requirements of this Agreement, all in accordance with the provisions of Clause 5 above;

            k.    [*];

            l. It is duly incorporated (and shall so remain for as long as this Agreement is effective) and validly existing under the laws of the State of Israel, and has full corporate power and authority to execute and deliver this Agreement and any other agreement, document and instrument which are ancillary hereto and to consummate the transactions contemplated hereby and thereby.

7.1.1.5 Shipping, freight warehousing and insurance charges, in respect of Warranty Claims shall be incurred solely by the Supplier.

7.1.1.6 Without limiting any other warranties, representations or undertakings contained in this Agreement and/or in any applicable law and in addition to any such representations, warranties or undertakings, the Supplier warrants, represents and undertakes to Partner that any one of the [*] - is a true, accurate and complete description of the level and scope of features, configuration, criteria, requirements, performances, functionalities and capabilities pertaining to the [*], thus ensuring that the System, any System Element, Part of the System and any relevant Equipment, shall (i) have, and shall comply with, any and all of the performances, functionalities, features, criteria, requirements, configuration and capabilities set forth in the Agreement, and (ii) perform and function in accordance with the purpose for which the System is designated and acquired and in accordance with any and all of the applicable provisions and requirements of this Agreement; all
            - by using such amount of capacity and Equipment that does not exceed those specified in the Output Report and, at the same time, meet and comply with the [*], in accordance with the provisions of this Section.

            The verification of whether the Supplier complies with any and all of its representations, warranties and undertakings pertaining to the [*], as set forth above, shall be made in accordance with the following two documents -

            (a)   [*]; and


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


            (b)   [*]

            [*]

            In the event that Partner wishes to add new additional tests that are clearly not covered under any of the [*], the Parties shall negotiate, in good faith, the manner, scope and method of performing such requested new additional tests and the Supplier shall make best efforts to perform any such requested tests. In the event that the Parties cannot reach an agreement with regard to the manner, scope and/or method of performing such requested new additional tests, the matter shall be resolved in accordance with the provisions of Clause 55.

            [*]

7.1.1.7 For the avoidance of doubt it is clarified that any and all of the Warranties, declarations and representations set forth in this Agreement, shall continue to apply and be valid and effective, at all times, notwithstanding the limitations of any applicable law. In terms of correcting any non-compliance with the relevant Warranty, such correction shall be made in accordance with the terms and conditions of the Maintenance Agreement. For all other losses and/or damages, the following provisions shall apply: without derogating from any other provision of this Agreement - for any loss and damage pertaining to non-compliance with a Warranty and provided that such non-compliance has resulted, directly and exclusively, from the lack of maintenance services by the Supplier, in circumstances where the Maintenance Agreement has lawfully expired or terminated (other than expiry and/or termination due to any act and/or omission of the Supplier and/or any of its officers, directors, representative, Sub-Contractors, employees, agents and affiliates), the Supplier shall not be liable for such loss and damage. For the avoidance of any doubt, it is clarified that without derogating from any other provision of this Agreement, for any loss and/or damage pertaining to non-compliance with a Warranty, that has not resulted, directly and exclusively, from the lack of maintenance by the Supplier, in circumstances where the Maintenance Agreement has lawfully expired or terminated (other than expiry and/or termination due to any act and/or omission of the Supplier and/or any of its officers, directors, representative, Sub-Contractors, employees, agents and affiliates), the Supplier shall be and remain fully liable and responsible, regardless of whether or not the Maintenance Agreement is effective.

            For the avoidance of doubt, it is clarified that, in any event, during the Warranty Period the Supplier shall be and remain fully liable and responsible for any and all loss and/or damage and/or non-compliances with any Warranty, regardless of whether or not the Maintenance Agreement is effective.


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


7.1.1.8 Notwithstanding any other provision to the contrary, in this Agreement and/or in any applicable law and notwithstanding any provision regarding limitation of liability, pursuant to this Agreement and/or any applicable law, to remove any doubt, [*]. Without derogating from the foregoing, the Supplier may raise any claims of defense with regard of the mere existence of the relevant liability and/or its extent.

8.          DELIVERY AND TIME TABLE

8.1.1.1 Delivery shall be [*], it is being understood that Partner shall not export the Equipment without having first obtained a written clearance and/or license from the USA or Canada or Europe authorities, if and to the extent such clearance and license are required under their respective export regulations.

8.1.1.2 The times set for the delivery of the System, any item of Equipment, completion of Services and Works and achievement of any Agreement Milestone in accordance with the Project Plan and all other applicable terms, provisions and requirements of this Agreement are of the essence of this Agreement.

8.1.1.3 With respect of the Call-Off Phase, the delivery of Software that is intended to be installed and commissioned by Partner shall be deemed to have occurred for the purpose of this Agreement when it is supplied in such manner and repair condition that enables its installation and commissioning by Partner but without prejudice to, or forfeiture of, Partner's rights under Clause 10.

9.          INSTALLATION SITE - INFORMATION AND ACCESS

9.1.1.1 Partner shall make best efforts to provide the Supplier with such relevant information that is actually possessed and reasonably accessible by Partner concerning the Site and/or Existing System as present installed on the Site (whenever applicable).

9.1.1.2 The Supplier shall give Partner two weeks notice before commencing work on each Site, and shall name those employees and sub-contractors designated by the Supplier to perform Works on each Site and requiring access to such Sites.

9.1.1.3 Subject to the provisions of Clause 9.1.1.2 above, and subject further to the applicable provisions of Clause 21 below, the Supplier shall be afforded reasonable access to installation Sites, if and to the extent Partner shall deem it necessary for the purpose of performing Works and Services hereunder, with prior coordination with Partner and the owner of the relevant Site, it being understood that such access may be restricted at times due to applicable by-laws and regulations and shall at all times be subject to Partner's security and other relevant requirements and instructions relating to the performance of work on Sites. In the event of a delay in providing the Supplier with reasonable access, as aforesaid, which delay is clearly, directly and exclusively attributed to

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(ORANGE LOGO)
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            Partner and/or clearly, directly and exclusively attributed to the owner of the relevant site and/or a third party without any connection of any kind whatsoever, directly and/or indirectly, to the Supplier, and provided, at all times, that the Supplier, after taking all necessary actions and measures to obtain such access, cannot have such access, the Supplier shall be granted an extension to perform such obligation, the fulfillment of which was prevented wholly and exclusively as a direct result of the said delay, which extension shall be for a period not exceeding the period of the actual said delay, provided however that the provisions of this Clause 9.1.1.3 shall not derogate from or prejudice any of the Supplier's obligations, save only for such certain limited derogation stemming, directly and exclusively, from such delay.

9.1.1.4 To the extent required by Partner, the Supplier shall use existing Sites, serving the Existing System, for installation of Equipment designated to serve the 3G UMTS Network.

10.         ACCEPTANCE PROCEDURE

10.1.1.1 The Acceptance Procedure of the Turn-Key Phase, any Milestone, the System, any part of the System, each and every item of Equipment and/or any of the Services, supplied, delivered and rendered under this Agreement during both Turn Key Phases and Call-Off Phases shall be in accordance with the provisions of Annex F and all other applicable provisions of this Agreement.

11.         TITLE AND RISK

11.1.1.1 The Supplier warrants to Partner that (i) it has, and (ii) it will have on the date the title is actually transferred to Partner in accordance with the provisions of this Agreement (the "Transfer Date"), and (iii) it will deliver on the Transfer Date, good title to the System, Equipment and all Services and Works, supplied, delivered or rendered under this Agreement, free, clean and clear from any claim, lien, pledge, mortgage, security, interest or other encumbrances, or any rights of whatever nature of any third party whatsoever, including, but not by way of limitation, those arising out of the performance of any of the Supplier's obligations under this Agreement ("Clean, Full Unrestricted Title"). The Supplier further warrants to Partner that with respect to any Intellectual Property Right, it has legally enforceable right and power to grant Partner all of the required rights, licenses and/or sub-licenses, as applicable, with regard to any and all of the System, Equipment, Documentation and Services delivered to Partner under this Agreement and that it shall deliver to Partner such good title and/or any such rights, licenses and sub-licenses free of any lien, pledge, encumbrance, mortgage, or any other charge or right whatsoever of any third party, except for certain rights of third parties who grant licenses to the Supplier (provided however that the existence of such third parties' rights does not derogate from any of Partner's rights under the Agreement nor from any of the Supplier's obligations).


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11.1.1.2    Transfer of Title. Clean, Full Unrestricted Title pertaining to any item of Hardware (other than Equipment B) provided during any Turn Key Phase or Milestone and/or provided as an Equipment A, during the Call Off Phase, shall pass to Partner upon payment of the full amount to which the Supplier shall be entitled in connection with the relevant Hardware, in accordance with and subject to the provisions of this Agreement, for such item of Hardware. [*]

11.1.1.3    Transfer of Risk.

            1. Transfer of risk during Turn Key Phase. Risk pertaining to any item of Hardware provided during any Turn Key Phase or Milestone, shall pass to Partner upon [*].

            2. Transfer of risk pertaining to Equipment A. Risk pertaining to items of Hardware provided as an Equipment A shall pass to Partner [*] provided however that nothing in the transfer of the risk to Partner shall derogate, diminish nor prejudice from any of the Supplier's responsibilities, liabilities, obligations and undertakings under this Agreement and/or under any applicable law.

            3. Transfer of risk pertaining to Equipment B. Risk to any item of Hardware provided as an Equipment B during the Call Off Phase shall pass to Partner upon [*].

11.1.1.4 In the event that any item of Equipment is returned to the Supplier for remedy of any fault, non-compliance, or non-performance, as the case may be, risk of loss or damage to that item of Equipment shall pass to the Supplier at the point of dispatch and shall pass back to Partner, in accordance with the provisions of Clause 11.1.1.2 above, mutatis mutandis.

11.1.1.5 Title and/or rights in Software, as the case may be, are subject to the provisions of Clause 28 and the Software License Agreement.

11.1.1.6 Partner is entitled to pledge, charge, assign by way of charge, or grant any mortgage, lien, encumbrance or other security interest or other third party rights, in respect of any of Partner's benefit, rights, title and interest in or arising in connection with the Equipment or Work or this Agreement, in favor of any financial institution. In the event that any of the said dispositions are made by Partner before the title is transferred to Partner in accordance with the provisions of this Agreement, such disposition shall be subject to the then applicable valid rights of the Supplier in the relevant Equipment.

12.         SUSPENSION

12.1.1.1 Partner may issue, at any time and for any reason, a written notice to the Supplier to stop work (a - "Stop Work Notice"). In such event all works in progress shall be halted and, subject to the provisions of Clauses 12.1.1.2 and

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            13 below, the Agreement Milestones shall be delayed respectively
            (the "Suspension"). A Stop Work Notice and the Suspension made by virtue thereof shall be valid and effective for a period of up to [*] from the delivery of the Stop Work Notice (the "Suspension Period"). Notwithstanding the foregoing, Partner is entitled, at its sole discretion, to terminate the Suspension at any time. Upon the expiry of the entire Suspension Period, each Party may terminate the Agreement by serving the other Party with a written notice to that effect.

12.1.1.2 Following receipt of a Stop Work Notice, the Supplier shall maintain readiness to resume delivery of the System and fulfillment of any and all of its obligations under the Agreement, within [*] following delivery of written notice by Partner to that effect.

12.1.1.3 Subject to the provisions of Clause 12.1.1.1, Partner may, at any time, and at its sole discretion, suspend the whole or any part of the Works or suspend for a further period the whole or part of the Works and Services already suspended. Partner must notify the Supplier of any proposed suspension indicating the relevant suspension period.

13.         PROJECT PLAN DELAYS OR ADVANCES

13.1        SUPPLIER'S DELAY NOTICES

13.1.1.1 In the event that the Supplier becomes aware that its progress in delivering any item of Equipment and/or in providing any of the Works and/or Services and/or in achieving any of the Agreement Milestones, is being, or is likely to be, delayed (for whatever reason), so that it may not meet any one or more of its obligations under this Agreement, then the Supplier shall immediately serve Partner with a written notice to that effect (a "Supplier's Delay Notice") specifying the relevant circumstances causing such delay. The serving of such Supplier's Delay Notice shall not, prejudice and/or derogate, in any way whatsoever, from any of Partner's rights under this Agreement, including, without limitation, Partner's rights under Clause 14 below.

13.1.1.2 The Supplier undertakes to take any and all necessary actions in order to make sure that the Supplier's Delay Notice shall, as soon as possible and without any delay:

            a.    Identify the cause or causes of the delay;

            b. State whether, and to what extent, the delay is, or is expected to be, caused by an event of Force Majeure;

            c.    Provide details of the delay and its expected duration;

            d. Identify clearly which of the Project Plan dates and/or Agreement Milestones are to be affected and the extent to which they are to be affected; and

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(ORANGE LOGO)
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            e.    Identify as far as possible the extent to which the
                  fulfillment by the Supplier of the relevant obligations under this Agreement will be delayed by the relevant delay.

13.1.1.3 After the Supplier has served Partner with a Supplier's Delay Notice, the Parties shall meet with a view to agree on how best to overcome the circumstances and with the aim of ensuring that the relevant obligations of the Supplier are performed within the relevant time frames allotted for it.

13.1.1.4 The Supplier shall provide Partner periodically (and at least on a weekly basis) with updated information in relation to the matters referred to in this Clause 13.1 above.

13.2        PARTNER'S DELAY NOTICE

13.2.1.1    [*]

13.2.1.2 Without derogating from the provisions of Clause 13.2.1.1 and without derogating from the Supplier's obligation to fully comply with any Partner's Delay Notice, in the event that partner issues a Partner's Delay Notice and the delay set forth in such Partner's Delay Notice is material and significant, the Supplier may be entitled to certain reimbursement for certain reasonable, direct, actual and accurate costs, if any, that can be clearly demonstrated by the Supplier, supported by written evidence, to have been actually incurred by the Supplier, directly and exclusively as a result of the relevant delay, provided however that the Supplier shall be entitled to said reimbursement only if and to the extent that the said cost were actually incurred by it, as aforesaid, and provided further that such delay results in a material increase in the quantities, scope, model or functionality or implementation time for the System and the delay materially increases the Supplier's cost of provision of the Works and Services as advanced under this Agreement, and provided further the Supplier has taken any and all necessary measures and endeavors to mitigate and minimize, to the full extent, any costs and expenses that may result from the relevant delay.

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(ORANGE LOGO)
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13.3        Partner shall also, at any time and at its sole discretion, be entitled to instruct the Supplier, by written notice to that effect, to revert back to the original provisions of the Project Plan, to the extent that such reversion is reasonably possible without incurring any liability whatsoever towards the Supplier in connection with such instruction. Upon receipt of Partner's instruction notice to revert back to the provisions of the original Project Plan, the Supplier shall immediately take all necessary actions that are required in order to implement the same, taking into account time considerations.

13.4        ADVANCE NOTICE

13.4.1.1 Partner shall be entitled to require the Supplier to advance the Project Plan and/or the commencement and/or fulfillment of any Agreement Milestones and/or any of the Works pertaining to the delivery of the System, Equipment and/or the rendition of Services, as the case may be. In such eventuality, Partner shall serve the Supplier with a written notice to that effect (an "Advance Notice").

13.4.1.2 The Advance Notice shall specify those lead times and/or Agreement Milestones that Partner wishes to advance and the new requested Lead Times and Agreement Milestones, which for all intents and purposes be incorporated into the Project Plan. Such new Lead Times shall not be shorter than the applicable minimal Lead Times set forth in Annex J.

13.4.1.3 To remove any doubt, it is clarified that in any event, the Supplier shall be bound to fully comply with any such request by Partner to advance the Project Plan and with the new applicable lead times and Agreement Milestone in accordance with the provisions of the relevant Advance Notice in accordance with the following provisions.

13.4.1.4 Immediately following receipt of any Advance Notice, and in any event by no later than seven days after the receipt thereof, the Supplier shall notify Partner in writing of such changes that need to be made in the applicable Prices (whether by way of decrease or increase of the Prices), as a consequence of the requested Advance Notice.

13.4.1.5 If the parties shall agree in writing on the proposed change in the Price, the Supplier shall commence with the performance of the requested Advance Notice, immediately upon delivery of Purchase order by Partner.

13.4.1.6 If no agreement is reached between the Parties regarding the change of the applicable Prices, Partner shall be entitled to direct the Supplier to proceed with the Advance Notice and the Supplier shall submit to Partner a written statement of price adjustment, supported by evidence as appropriate, and including a breakdown of labor, materials or other items, provided however that the prices stated by Supplier for any item of additional Equipment shall not exceed any of the prices quoted for such Equipment as applicable to the relevant Phase. A claim by the Supplier, as aforesaid, shall be deemed waived unless such statement is submitted within forty-five
            (45) days of the date of the receipt by the Supplier of the Advance Notice.


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13.4.1.7    If the parties fail to reach agreement on the change of the relevant
            Prices, Partner shall pay the Supplier the undisputed portion of the adjusted price, in accordance with and subject to the payments terms provisions of the Agreement and the disputed portion of the adjusted price shall be determined in accordance with Clause 55. Nothing in this Sub-Clause shall relieve the Supplier of its obligation to proceed promptly with the implementation of any Advance Notice and finalize the same within the time-table set forth in the Advance Notice.

13.4.1.8 The Supplier acknowledges that any Advance Notice will not result in any change to the System Description and/or Specification and/or any of the performance requirements set forth in the Agreement. The Supplier further acknowledges that any Advance Notice will not result in a change to the Phase Price or Purchase Order Price, as the case may be, payable under this Agreement if there is no material increase in the quantities, scope, model or functionality or implementation time for the System and the change does not materially increase the Supplier's cost of provision of the Works and Services as advanced under this Agreement.

13.4.1.9 The Supplier undertakes that, notwithstanding anything to the contrary in this Agreement and notwithstanding whether or not the Parties have reached any agreement regarding issues of price, cost or expenses, if and to the extent applicable, the Supplier shall, immediately upon delivery of a notice from Partner to that effect, proceed with the provisions of any Stop Work Notice, Advance Notice or Partner's Delay Notice, as the case may be, and fully comply with any and all of the provisions thereof.

14.         LIQUIDATED DAMAGES

14.1        LIQUIDATED DAMAGES FOR DELAYS

14.1.1.1 The Supplier shall perform or procure the performance, as the case may be, of each and all of its obligations, undertakings and responsibilities under this Agreement, on the relevant Project Plan Date and/or Agreement Milestone and/or Lead Time for any such obligation, as the case may be, time being of the essence.

14.1.1.2 To the extent that any of the Supplier's obligations under this Agreement is not delivered or performed in accordance with this Agreement by the relevant Agreement Milestone and/or Lead Time, as the case may be, then the Supplier shall not be entitled to any extension of that Agreement Milestone and/or Lead Time, as the case may be, other than if that delay is solely and exclusively due to an event of Force Majeure, as defined in Clause 42 below or in the event that it is clear that the delay is solely and exclusively due to Partner's breach of its obligations under this Agreement that relate to the relevant event (provided however that, in any event, the Supplier has, at all times, complied with its entire obligations under this Agreement in relation to that event).


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


14.1.1.3    [*]

14.1.1.4    [*]

14.1.1.5    [*]

14.1.1.6    [*]

14.1.1.7    [*]

14.1.1.8 In the event of delayed achievement of an Agreement Milestone, the Supplier shall take the required remedial action to minimize the delay. Notwithstanding the aforesaid, nothing in this Clause shall be construed as limiting the rights of Partner to terminate this Agreement in whole or in part or take other action in accordance with any provision of this Agreement as a consequence of such late achievement of an Agreement Milestone.

14.2        LIQUIDATED DAMAGES FOR PERFORMANCE

14.2.1.1    [*]

14.2.1.2    [*]

14.2.1.3    Definitions

            [*]

14.2.1.4    [*]

14.2.1.5    [*]

14.2.1.6    [*]

14.2.1.7    [*]

14.3        GENERAL PROVISIONS

14.3.1.1 Any amount required to be refunded or credited back to the Supplier or disregarded under the foregoing provisions shall not be taken into account for the purpose of calculating the maximum Liquidated Damages entitlement of Partner with respect to any Phase under this Clause 14.

14.3.1.2 The Parties recognize and agree that the Liquidated Damages are reasonable pre-estimates of the damage which may be incurred by Partner, taking into account all the relevant information available at the time of execution of this

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*     Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


            Agreement and that such sums are liquidated damages and in no way are to be considered as penalties.

14.3.1.3 The payment of Liquidated Damages shall not relieve the Supplier from the obligation to provide the Works in accordance with this Agreement.

14.3.1.4 The provisions of this Agreement and/or any applicable law concerning limitation on liability shall not apply to Liquidated Damages and such Liquidated Damages shall not be excluded or limited by Clause 35.

15.         PRICE

15.1.1.1 For the full and timely completion by the Supplier with any and all of its obligations under this Agreement, inter alia, those pertaining to the full and complete supply of the System, delivery of Equipment and rendition of Services and Works, the Supplier shall be entitled to payment by Partner of the Phase Prices, in a Turn Key Phase or the Purchase Order Price in a Call-Off Phase, all in accordance with the applicable provisions of the Price List as specified in Annex I. Any non-compliance by the Supplier with any of its obligations, undertakings, representations and/or any warranties is and shall be subject to adjustments, reductions and/or set off, as provided for in this Agreement.

15.1.1.2    [*]

16.         PAYMENTS AND INVOICES

16.1.1.1 Partner shall pay the Supplier the relevant Phase Price, of a Turn Key Phase or Purchase Order Price during a Call-Off Phase, in accordance with the provisions of Annex I (Price List) and in accordance with the Payment Milestones as set forth below, and upon and subject to the achievement of the Agreement Milestones set out in Annex J.

16.1.1.2 Each Payment Milestone payable by Partner to the Supplier shall be paid, subject to the other terms and conditions of this Agreement, by Partner, as follows -

            (a)   TURN KEY PHASES

            [*]

            (b)   CALL OFF PHASE

            (i)   Equipment A

            [*]

            (ii)  Equipment B -

            [*]

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      respect to the omitted portions.


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(ORANGE LOGO)
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16.1.1.3    [*]

16.1.1.4 Payment shall be made by the means of electronic transfer to the account notified on the relevant invoice of the Supplier.

17.         TAXES, DUTIES AND LEVIES

17.1.1.1    [*]

17.1.1.2 The Supplier shall be solely and exclusively responsible for payment of all personal income tax for its personnel and any taxes imposed on Supplier's income, profits or revenues, by any competent authority under any jurisdiction whatsoever.

17.1.1.3 Partner shall be responsible for such income taxes, directly imposed on its income.

17.1.1.4 Partner shall pay VAT payable in the Territory in relation to the supply to Partner of the System, Equipment or Services, as the case may require, which VAT shall be specified by the Supplier in any invoice and shall be added to any payment made by Partner.

17.1.1.5 Should Partner be obliged to pay or withhold any amount with respect to any taxes or dues levied in any territory, for which the Supplier is responsible as stated above, then Partner may forward said payment or withholding to the relevant tax authorities and the Supplier shall forthwith pay such amount to Partner on demand, or, at Partner's discretion, such payment or withholding shall be set off from any payment payable by Partner under this Agreement.

17.1.1.6 The Supplier shall indemnify and hold Partner harmless for and against any damage, cost, expense or loss incurred by Partner in the event that Partner shall be required to pay any amount which under the provisions of this Clause 17 should have been paid by the Supplier.

18.         RECORDS KEEPING

18.1.1.1 The Supplier shall maintain such books, records, vouchers, accounts and supporting records of all payments and expenses with respect to the Equipment and the Services for a period of [*] from the date of their creation.

18.1.1.2 The Supplier shall use all reasonable endeavors to obtain access from its Subcontractors to such books, records, vouchers, accounts and supporting records of all such payments and expenses as may reasonably be required for the fulfillment of the Supplier's obligation in Clause 18.1.1.1 above.

19.         RIGHT OF SETOFF

19.1.1.1 Any amount and/or payment, of any kind whatsoever (including, without limitation, Liquidated Damages), payable, to be paid, credited or refunded or

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(ORANGE LOGO)
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            such that under the terms of this Agreement ought to be credited or refunded to Partner by the Supplier, may be deducted from any payments, of any kind whatsoever, due, or to become due, by Partner to the Supplier on any account and the Supplier shall not have any right, claim and/or demand in respect thereof.

20.         SUPPLIER'S EMPLOYEES AND AGENTS

20.1.1.1 The Supplier shall ensure that the staff it employs for purposes of this Agreement are suited in skill, expertise, experience, health and temperament for tasks, conditions and environment in which the Works and Services are to be carried out and that at least one member of such staff at each location where the Works and Services is taking place can converse fluently and competently discuss technical matters in English or Hebrew.

            The Supplier shall obtain and maintain, at its sole cost, all the required visas, work permits and other applicable licenses that may be needed for the Supplier's personnel to travel and stay in the Territory.

            The Supplier shall not hire, employ or otherwise engage any employee, consultant, material and/or non-negligible sub-contractor or other material third party in connection with this Agreement, unless it obtains Partner's prior written approval, which shall not be unreasonably withheld.

20.1.1.2 The Supplier shall identify prior to or within 7 days of the Effective Date, the individuals who are necessary for the successful performance of this Agreement ("Key Personnel" or "Key Person" as appropriate) and shall furnish Partner the curriculum vitae with a statement of qualifications and past experience, for each such Key Person, sufficiently complete to enable Partner to assess the ability of such Key Personnel to provide for smooth co-operation with Partner, throughout the term of this Agreement.

20.1.1.3 Key Personnel shall be subject to approval by Partner in advance and in writing, such approval not to be unreasonably withheld. Key Personnel approved by Partner shall not be removed from the performance of the Work without Partner's prior written consent (not to be unreasonably withheld or delayed), until Acceptance of the last Milestone, unless replaced with personnel of substantially equal qualifications and abilities, who are approved by Partner in advance and in writing. Partner may require from time to time that any Key Person be replaced by other persons approved by Partner under this Sub-Clause if Partner reasonably forms the opinion that such replacement will benefit the Works (which approval not to be unreasonably withheld or delayed). Nothing in this Clause 20 shall relieve the Supplier of any of its obligations or its responsibility for any acts or omissions of its Key Personnel under this Agreement.

20.1.1.4 Upon request from Partner, the Supplier shall remove any employee or agent of the Supplier engaged in the performance of this Agreement provided that such request is reasonable and that Partner has stated the reasons for such request.


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21.         NON-DISRUPTION OF THE EXISTING SYSTEM

21.1.1.1 The Supplier shall use all necessary endeavors and take all required measures and actions to ensure that the operation of the Existing System and the day to day operation of Partner is not disrupted, in any way and of any sort whatsoever, by the Supplier carrying out its obligations under this Agreement and the Supplier undertakes that it shall use all necessary endeavors and take all required measures to minimize, to the full extent, any inconvenience that may be caused, in any way and of any sort whatsoever, to Partner, its employees, agents or any other supplier or other person at the Partner's Sites.

22.         PROJECT PLAN

22.1.1.1 The Project Plan, which includes, inter alia, any and all Milestones and Agreement Milestones, shall be made in accordance with the applicable provisions of Annex J hereto.

23.         PROJECT MANAGEMENT

23.1.1.1 The Supplier shall act as project manager and shall be responsible for the full and complete provision and integration of the System and all items of the Equipment and of any other equipment that relates to the System and is provided by any third party, purchased by Partner, with each other and with the Existing System.

23.1.1.2 The Supplier shall be responsible for the direct co-ordination and co-operation with each of the said third parties, and shall keep Partner informed of any such co-ordination.

23.1.1.3 The Supplier shall carry out the Project Management Services in accordance with the provisions of Annex J. The Supplier shall exercise its own skill and judgment in carrying out all Services and Partner shall have no liability to the Supplier arising out of or in connection with those Services other than the obligation to pay for those Services as part of the overall Phase Price under this Agreement.

23.1.1.4 As part of the obligations of the Supplier under this Agreement, the Supplier shall be required to assist Partner as reasonably required in order to obtain those permits and approvals which are required by applicable law or regulation to be received by Partner for the construction, installation and operation of the System.


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24.         OBLIGATIONS OF PARTNER

24.1.1.1 Partner shall co-operate with the Supplier, in respect of the Supplier's implementation of the Project Plan, insofar as Partner will undertake the activities to be performed by Partner as specified in the Responsibility of Parties (Annex B).

            If and to the extent that Partner is in delay of such obligation
            [*].

25.         DESIGN AUTHORITY

25.1.1.1 The Supplier is and shall be fully and exclusively responsible for any design and configuration that the Supplier has suggested or made. The Supplier warrants that the System design is fit for its designated purposes in order for the System to meet the requirements of this Agreement. Without derogating from the foregoing, any design and configuration suggested or made by the Supplier is and shall be subject to Partner's prior written approval, it is being clarified that the grant and/or denial of any approval shall not impose any liability on Partner nor relieve the Supplier from any liability, responsibility and/or obligation under this Agreement.

25.1.1.2 All the Supplier design and configuration shall be submitted to Partner for approval. Any such design and configuration approval given by Partner shall not relieve the Supplier and/or constitute a waiver of any kind whatsoever of the Supplier's overall responsibilities, Warranties and/or any of its obligations under this Agreement and shall not be deemed to be acceptance of any part of the Works or Services to be performed by the Supplier under this Agreement.

25.1.1.3 Without limitation of and/or derogation from any of the aforesaid, and/or any other obligation of the Supplier under this Agreement, the Supplier expressly warrants that its Project Plan, Network Planning and design and the implementation thereof, shall fully comply with Partner requirements as set out in Annex A, Annex C, or anywhere else in this Agreement.

26.         DOCUMENTATION AND ACCESS TO WORK AND DATA

26.1.1.1 The, System, Equipment and the performance and results of any Services including data generated by or for the Supplier shall be subject to examination, evaluation and inspection by Partner at any of the Supplier's or its subcontractors' facilities at any reasonable time and on reasonable notice when Work in connection with this Agreement is progressing, subject to the terms of this Agreement as to confidentiality and reasonable prior written notice to the Supplier or its subcontractors, as the case may be.

26.1.1.2 Without derogating from any and all of the Supplier's obligations under the Agreement, but subject to existing contractual rights of Head Licensor, the Supplier shall make available to Partner, upon request, for examination,

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(ORANGE LOGO)
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            evaluation, inspection and copying, all documentation relating to the performance of the Work in connection with this Agreement, including technical data and information relative to the design and testing, including re-testing of any Equipment being furnished under this Agreement. The Supplier warrants and represents that there is no right, of any kind whatsoever, of any Head Licensor whatsoever that may prevent the Supplier from providing Partner with any and all documentation, technical data and information that Partner may require in connection with the System and any part thereof under the Agreement. The Supplier further warrants and represents that there is no right of any Head Licensor that may prevent the Supplier from complying with any and all of its obligations under this Agreement.

26.1.1.3 All Documentation generated under this Agreement including specification design, modification information, and updates to the Project Plan shall be delivered at both the Supplier's and Partner's premises so as to enable such information to be recorded, approved and distributed as required in accordance with the applicable provisions of this Agreement.

26.1.1.4 The Supplier shall use all necessary endeavors and take all reasonably required measures to that all material and non-negligible Sub-Contractors are required to comply with obligations substantially the same as those imposed on the Supplier under this Clause.

26.1.1.5 The Supplier shall, and shall procure that its Sub-Contractors shall, ensure that the Documentation supplied is adequate to enable Partner personnel trained in accordance with the applicable provisions of this Agreement to operate the System and Equipment and/or any part thereof.

27.         INFORMATION PROVIDED BY PARTNER

27.1.1.1 The Supplier shall exercise due care to ensure that any data and information, including but not limited to Site information, supplied by Partner for the performance of this Agreement is satisfactory, and shall notify Partner promptly if it is not so satisfied.

27.1.1.2 If the notification from the Supplier that such information is not complete is not received by Partner within fourteen (14) days after dispatch by Partner of such data and information to the Supplier or within such further reasonable time-limit as may be granted by Partner at the request of the Supplier, any right of the Supplier under this Agreement arising from or in any way pertinent to the completeness of the receipt or the contents of such data or information, or both them, shall be deemed to be forfeited under this Agreement.

27.1.1.3 If and to the extent that certain technical information that was provided wholly and exclusively by Partner to the Supplier under this Agreement is found to be materially wrong, in circumstances where the Supplier has relied on such wrong information and as a direct and exclusive result of such reliance, the Supplier is compelled to incur additional material and significant costs, then, provided, at all times, that the Supplier has actually taken any and all necessary measures and


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            endeavors to mitigate and minimize, to the full extent, any such additional cost, the Supplier may be entitled to reimbursement of such limited, reasonable, actual, direct costs that are material and significant, if any, that can be unequivocally demonstrated by the Supplier, supported by written evidence, to have been actually incurred by the Supplier, directly and exclusively, as a result of reliance on such wrong information, provided however that the said provisions shall not derogate from or prejudice any of the Supplier's obligations. For the avoidance of doubt, it is clarified that the foregoing provisions of this Section set forth Partner's sole and exclusive liability and obligations, and the Supplier's sole and exclusive rights and remedies in connection with any wrong and/or inaccurate information provided by Partner. If and to the extent that the Parties do not agree on the amount of the reimbursement, any such disagreement shall be determined in accordance with the provisions of Clauses 34.1.1.10 and 55.

28.         USE OF SOFTWARE

28.1.1.1 Simultaneously with the signing of this Agreement, the Supplier and Partner shall execute a software license agreement regarding the use of Software and any parts thereof, including APIs, in the form set out in Appendix 2 of this Agreement (the "Software License Agreement"). As set forth in the Software License Agreement, the Supplier grants Partner a royalty-free, non-exclusive, irrevocable and perpetual license to use and maintain the Software and such license is deemed to be granted on the signature date of this Agreement and shall, subject only to a final judgment of a competent court that determines that Partner has materially breached the provisions of the Software License Agreement and is no longer entitled to use the Software, survive any termination and/or expiration of this Agreement and/or of the Software License Agreement. The Software and any part thereof, shall be supplied to Partner in a machine-readable form or any other form as may be agreed between the Parties.

            The said license shall expire in the event that a competent court determines in a final, non-appeallable judgment, that indeed such license has expired.

29.         INTELLECTUAL PROPERTY RIGHTS

29.1        NETWORK DESIGN

29.1.1.1 Partner shall own any and all of the Intellectual Property Rights in the design and dimensioning of the System, in the results of any related Network Planning, site planning and design work and Installation Site design work, in the modifications and amendments to such designs, the results of such modifications and amendments, including but not limited to interfaces to any system, sub-system and/or equipment forming part of the Existing System, and in the test records referred to in this Agreement (collectively - the "Network Design"). Partner is entitled to incorporate into any commercial product any of the Network Design of any kind, free of charge. The Supplier hereby assigns any and all rights, title, and interests (including, but not limited to, any copyright, patent, trade secret, trademark, show-how, know-how, moral rights, and any and all other intellectual


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


            property rights) that they may have in and to any and all of the Network Design, and any part thereof to Partner. Upon request by Partner, the Supplier will execute any document, registration or filing required to give effect to the foregoing assignment. Partner hereby grants the Supplier a non-exclusive, royalty free, license to use the Network Design for the sole purpose of providing Partner with the Services and complying with its obligations under the Agreement and only to the extent required to achieve such purpose.

29.2        INTELLECTUAL PROPERTY RIGHTS IN MATERIALS PROVIDED BY PARTNER

29.2.1.1 Ownership of any and all of Intellectual Property Rights in all materials provided by Partner to Supplier in connection with this Agreement, including but not limited to, the contents of any statement of requirements or performance description, shall remain vested in Partner.

29.3        BESPOKEN SOFTWARE AND JOINT DEVELOPMENTS

            [*]

29.4        DOCUMENTATION INTELLECTUAL PROPERTY RIGHTS

29.4.1.1 Supplier shall retain ownership of all Intellectual Property Rights in the Documentation provided by the Supplier. Supplier hereby grants to Partner a non-exclusive, irrevocable, royalty free, perpetual license to use and copy any element of such Documentation that is required by Partner to enable it to use, install, repair and maintain the System within the Territory.

30.         SOURCE CODE

30.1.1.1    [*]

31.         SUPPORT AND MAINTENANCE

31.1.1.1 The Supplier shall provide System support and maintenance in accordance with the provisions of Appendix 3, as follows:

31.1.1.2 During the entire Warranty Period, the Supplier shall provide support for the System to the service levels defined in the Support and Maintenance Agreement at no cost to Partner, and thereafter for the Price of the relevant Support and Maintenance Services that will be purchased, if at all, by Partner, as shall be determined by Partner at its sole discretion from time to time.

31.1.1.3 The Supplier shall maintain in the Territory sufficient personnel, material, Equipment, Spare Parts, Documentation and facilities to perform the Support and Maintenance Services specified under the terms and conditions of this Agreement and the Maintenance Agreement.

31.1.1.4    [*]

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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


31.1.1.5 In the event that Partner acquires GSM, GPRS or UMTS compatible hardware or software from a third party for interface with the System, the Supplier shall provide assistance reasonably requested by Partner in order to facilitate the operation of such hardware or software with the System.

32.         TRAINING

32.1.1.1 The Supplier shall provide the Training on the terms specified in Annex D.

33.         UPDATE TO EQUIPMENT AND SERVICES

33.1.1.1 During the Term of this Agreement, the Supplier is obliged to provide in writing to Partner any information it has, immediately upon such information becoming available to the Supplier, in respect of updates, upgrades and/or modifications to the Software, Equipment and Services (including terminals) which have been, or are in the course of being, developed and/or implemented and/or tested and/or launched (whether or not as a GA) by the Supplier and/or any Related Entity and/or any third party with whom the Supplier has OEM arrangements and/or any other collaborative or co-operative arrangements and/or any one acting on their behalf and which could reasonably be perceived by Partner as an improvement to the System, Software, Equipment and/or the Services capable of being replaced and being otherwise interoperable with the System at Partner's request. With regard to any other third party (other than direct competitors of the Supplier) - the Supplier shall make best efforts, immediately upon such information becoming available to the Supplier, to provide Partner with the same.

33.1.1.2 Partner will decide whether to substitute any Equipment, Software and/or Services with any of the updated, upgraded and/or modified Equipment (provided that such are GA) and/or Services referred to in Clause 33.1.1.1 and Partner shall be entitled to exercise its rights under Clause 34 in respect thereof.

33.1.1.3 The Supplier shall, on an annual basis, provide Partner with the Supplier's internal timetable and Roadmap (including both PoR (plan of record) and PoI (plan of intent)) showing the timing and nature of planned updates and modifications to the System, Equipment or any part thereof and updates as soon as such timetable or Roadmap is available and reasonably complete from time to time, on a forecast basis. Said Roadmap shall also include pricing data, if available.

34.         CHANGES AND VARIATIONS

34.1.1.1 Partner may, at any time, by change proposal, request changes to be made to the performance and/or scope of this Agreement (a "Change Request"). The Supplier shall provide Partner with a written response to any such Change Request within 14 days after receipt thereof, and detail in such response the proposed schedule of all alterations which would need to be made in the performance of this Agreement in response to the Change Request and, if applicable, the alterations to be made in the fixed prices, as a consequence of


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


            such Change Request. Only a Change Request duly executed by Partner's authorized representative shall bind Partner, under this Agreement. Partner shall keep updated with the Supplier a list of its authorized representatives.

34.1.1.2 If the parties shall agree in writing on the implementation of the Change Request, including any adjustment to the overall Phase Price, or Purchase Order Price, as the case may be, to be made in respect thereof, the Supplier shall proceed therewith, as agreed.

34.1.1.3    [*]

34.1.1.4    [*]

34.1.1.5 In the event that the Supplier is of the opinion that the Change Request should not be implemented, on pure technical ground, it shall notify Partner in writing to that effect, in which notice the Supplier shall provide full, detailed explanations, specifying the exact reasons and reservations, including all technical, commercial and operational aspects, which led it to the conclusion that the Change Request should not be implemented and the consequences of implementation of the same. If Partner wishes to implement the Change Request, notwithstanding and regardless of the Supplier's recommendations and detailed explanations, the Supplier shall fully co-operate with Partner and take all necessary actions and measures in order to find the best technical solution that shall enable the implementation of the Change Request, as requested by Partner. In the event that following such co-operation the Supplier is still of the opinion that the Change Request should not be implemented in the manner requested by Partner and Partner decides, nevertheless, to implement such Change Request, the Supplier shall comply with such Change Request. In such eventuality, the Supplier shall not be responsible for such damages that have actually occurred and which were envisaged by the Supplier to result as a consequence of the implementation of the Change Request.

34.1.1.6 In the event that the Supplier cannot perform the Change Request, it shall notify Partner in writing to that effect, in which notice the Supplier shall provide full, detailed explanations, specifying the exact reasons, including all technical, commercial and operational aspects, which disable the Supplier from performing the Change Request.

34.1.1.7 The Supplier acknowledges that any change proposal requested by Partner will not result in a change to the Phase Price or Purchase Order Price, as the case may be, payable under this Agreement or a change to the System Description and/or Specification or a change to the Project Plan if there is no material increase in the overall quantities, scope or functionality or implementation time for the System or the version/model of the System and/or relevant Equipment

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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


            and the change does not materially increase the Supplier's cost of provisions of the Works and Services as altered under this Agreement.

34.1.1.8    [*]

34.1.1.9 The Parties agree that Partner may without the prior consent of the Supplier adjust the quantities of the Equipment and/or Services and Works in accordance with the applicable provisions of this Agreement.

34.1.1.10   [*]

35.         LOSS AND DAMAGE INDEMNITY AND LIABILITY

35.1        GENERAL INDEMNITY AND LIABILITY

35.1.1.1 Each party ("Indemnifying Party") shall be liable for, and shall indemnify the other party ("Indemnified Party") against any damage, expense, liability, loss, claim or proceedings whatsoever, arising under any applicable law in respect to personal injury to, or death of, any person, caused as a result of any act or omission of the Indemnifying Party or any person for whom the Indemnifying Party is responsible. Notwithstanding any other provision to the contrary, in this Agreement and/or in any applicable law and notwithstanding any provision regarding limitation on liability, pursuant to this Agreement and/or any applicable law, and in order to remove any doubt, it is clarified that, liability under this Sub-clause
            35.1.1.1 is not and shall not be limited in any way whatsoever and any limitation of liability provided for in this Agreement and/or in any applicable law shall not apply with respect to any loss, damage, cost, expense and/or liability incurred as a result of a personal injury to, or death of, any person.

35.1.1.2 Each Party (also "Indemnifying Party") shall be liable for and shall indemnify the other party against any damage, expense, liability, loss, claim or proceedings arising under any applicable law in respect of any damage, expense, liability, loss, claim or proceedings brought against or suffered by the other party (also - "Indemnified Party"), as a result of any breach by the Indemnifying Party of any of the provisions of this Agreement and/or as a result of any loss, injury or damage to the Indemnified Party or any third party; all - in accordance with and subject to the provisions of this Clause 35.

35.2        THIRD PARTIES RIGHTS - INDEMNITY AND LIABILITY

35.2.1.1 The Supplier represents and warrants that neither the Equipment, Works, Services, Software nor any part thereof, nor the use thereof nor the performance of the Works and/or the Services, does not and shall not infringe upon, misappropriate, cause damage to and/or violate, any rights, of any kind whatsoever, including, without limitation, any Intellectual Property Right, of any third party whatsoever, nor violate any applicable law or regulation (collectively - "Third Parties Rights"); Without derogating from the generality of the foregoing, it

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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


            is clarified that the warranties and representations set forth in this Section 35.2.1.1 above, shall apply, without limitation, to the Software; Notwithstanding any other provision to the contrary (save only for the provisions of Clause 35.2.1.3), in this Agreement and/or in any applicable law and notwithstanding any provision regarding limitation of liability, pursuant to this Agreement and/or any applicable law (save only for the provisions of Clause 35.2.1.3), the Supplier shall fully compensate, indemnify, defend, and hold harmless Partner and all of its officers, directors, employees, agents and affiliates, from and against any and all claims, demands, actions, losses, damages, expenses, liabilities, judgments, awards, fines, sanctions, penalties, taxes, and amounts paid in settlement (made in accordance with Clause 35.4) and/or awarded against Partner and/or otherwise incurred by, or caused to, Partner, including, without limitation, reasonable costs, fees, and reasonable expenses of attorneys, experts, accountants, appraisers, consultants, witnesses, investigators and any other agents (collectively - a "Damage"), resulting solely from any act and/or omission of the Supplier and/or any of its officers, directors, Sub-Contractors, employees, agents, affiliates and/or any one acting on its behalf, performed and/or not performed in connection with this Agreement, and/or from any act and/or omission of the Supplier, performed and/or not performed, jointly with any third party (which act or omission is not attributable, wholly or partially, to Partner or any one acting in the name and on behalf of Partner) including, without limitation, any act and/or omission pertaining to (i) any of the Equipment, Works, Services, Software, Software Updates, Software Upgrade and/or the Documentation and/or any part thereof and/or (ii) the use thereof by Partner, the Supplier and/or any sub-contractor, agent, employee or assign of Partner or their respective officers and employees and/or any third party; all - in any circumstances where such act and/or omission infringes, misappropriates, or violates any Third Parties Rights of, any third party whatsoever (save only for subscribers of Partner), and/or causes any Damage to any third party whatsoever (save only for subscribers of Partner), and/or incorporates any misappropriated trade secrets or violates any applicable law and/or regulations that has resulted in a Damage to any third party other than a subscriber of Partner.

            With regard to any Damage pertaining to Third Parties Rights that is not covered by the preceding paragraph, including, without limitation, any such Damage that results from an act and/or omission of the Supplier and/or any of its officers, directors, Sub-Contractors, employees, agents, affiliates and/or any one acting on its behalf and/or from any act and/or omission of any third party, that can be partially attributed to Partner, the Supplier shall compensate Partner for any such Damage, to the full extent attributed to the Supplier and/or to any of its officers, directors, Sub-Contractors, employees, agents, affiliates and/or to any one acting on its behalf and/to any third party acting jointly with the Supplier, in accordance with any award, settlement and/or any judgment.


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


35.2.1.2    [*]

35.2.1.3    [*]

35.2.1.4 Without derogating from any of the provisions of Clause 35.2 of this Agreement, in the event that the System, any part of the System or any Equipment is held or anticipated to be held to infringe any Third Parties Rights of any third party, and the use thereof is enjoined or anticipated to be enjoined, then Supplier shall, at its sole cost, responsibility and expense, either (i) procure for Partner the right to continue using such item, or (ii) modify the relevant item (without compromising and/or derogating, in any way whatsoever, from any of the requirements, features, functionalities, capabilities and/or the specifications of any such item, in particular and/or of the System, in general, as set forth in this Agreement) so that it no longer infringes any Third Parties Rights of any third party, or (iii) replace the relevant item with a non-infringing equivalent thereof (without compromising and/or derogating, in any way whatsoever, from any of the requirements, features, functionalities, capabilities and/or the specifications of any such item, in particular and/or of the System, in general, as set forth in this Agreement). If, at Partner's discretion, none of the foregoing is commercially feasible, then upon request made by Partner, the Supplier shall take back such infringing item and refund the full price paid by Partner in respect thereof. Further, in any such case, Partner may terminate this Agreement, with an immediate effect and, in addition to any other remedy to which Partner is or may be entitled under this Agreement and/or any applicable law, the Supplier shall immediately pay back to Partner, against return of the relevant item of Hardware (on an "as is" basis), any and all payments made by Partner until the effective date of such termination, discounted to reflect depreciation, in accordance with the financial books of Partner.

35.2.1.5 The provisions of Clause 35.2.1.1 (with regard to infringement of Intellectual Property Right of a third party) shall not apply if and to the extent that a competent court has determined in a judgment ("Judgment"), that indeed the relevant Damage has actually resulted, directly and substantially from (i) a modification made by Partner, in the Equipment and Software or (ii) a material breach by Partner of the Software License Agreement, or (iii) the use by Partner of such Equipment and Software in material non-compliance with the express, clear, detailed, written instructions given by the Supplier to Partner, in the Documentation (all - unless otherwise agreed and/or contemplated, expressly and/or by implication, in this Agreement), in which case the Supplier shall not have to compensate Partner only with respect of such extent of the Damage, which, pursuant to the Judgment, is unequivocally, directly and substantially attributable to Partner.

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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


35.3        LIMITATION OF LIABILITY

35.3.1.1 Neither party shall be liable to the other party under this Agreement for loss of production, loss of use, loss of business, loss of data or revenue or for any special, indirect, incidental or consequential damages, whether or not the possibility of such damages could have been reasonably foreseen.

            Notwithstanding the foregoing and notwithstanding any other provision to the contrary, in this Agreement and/or in any applicable law and notwithstanding any provision regarding limitation of liability, pursuant to this Agreement and/or any applicable law, the Supplier shall be fully liable and responsible for (i) any damage, liability, cost, expense or loss, including, without limitation, any and all loss of production, loss of use, loss of business, loss of data or revenue or for any special, indirect, incidental or consequential damages, resulting from a breach by the Supplier and/or any of its officers, directors, representative, Sub-Contractors, employees, agents and affiliates of any of the provisions of Clause 35.1.1.1, 35.2.1.1, 35.2.1.2 and/or
            39.1.1.3 - without any limitation of liability of any kind, type or nature whatsoever, and (ii) any damage, liability, cost, expense or loss, including, without limitation, any and all loss of production, loss of use, loss of business, loss of data or revenue or for any special, indirect, incidental or consequential damages, resulting from any breach by the Supplier and/or any of its officers, directors, representative, Sub-Contractors, employees, agents and affiliates, of any of the Warranties, representations and declarations as set forth in Clause 7 of this Agreement and/or any damage, liability, cost, expense or loss resulted from non-compliance by the Supplier and/or any of its officers, directors, representative, Sub-Contractors, employees, agents and affiliates with any of the Supplier's obligations under Annex F - provided however that compensation and/or reimbursement resulting from non-compliance by the Supplier with any of its Warranties, representations and declarations under Clause 7 of this Agreement and/or any obligations, undertakings, representations and warranties under Annex F that shall be regarded as compensation, indemnification and reimbursement for loss of production, loss of use, loss of business, loss of data or revenue or for any special, indirect, incidental or consequential damages, shall not exceed the higher of (a) US$ 25 million, or (b) 100% of the prices of all Purchase Orders issued by Partner prior to the determination that the Supplier has to compensate Partner, and provided that the total of such compensation, indemnification and reimbursement shall not exceed the amount of US$ 100 million.

35.3.1.2 With regard to any direct damage, liability, cost, expense or loss resulted from a breach by the Supplier and/or any of its officers, directors, representative, Sub-Contractors, employees, agents and affiliates, of any of the Warranties, representations and declarations set forth in Clause 7 of this Agreement and/or any direct damage, liability, cost, expense or loss resulted from non-compliance by the Supplier and/or any of its officers, directors, representative, Sub-Contractors, employees, agents and affiliates with any of the obligations under




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            Annex F, the compensation and/or reimbursement resulting from non-compliance by the Supplier with any of its obligations, Warranties, representations and declarations under Clause 7 of this Agreement and/or any obligations, undertakings, representations and warranties under Annex F shall not exceed the higher of [*].

35.3.1.3    Subject to the provisions of clauses 7.1.1.8, 35.1.1.1, 35.2.1.1,
            35.2.1.2, 35.3.1.1, 35.3.1.2 and 39.1.1.6 of this Agreement, and save for any claim, demand, action or suit made by any subscriber of Partner which stems from a breach of any Warranty by the Supplier (which claim, demand, action or suit, shall be dealt with in accordance with the provisions of Clauses 35.2.1.1 and/or 35.2.1.2 above, as the case may be), neither party shall be liable in relation to any other breach of this Agreement or act or omissions of that party for an amount [*].

35.3.1.4    [*]

35.4        REMEDIAL MEASURES

35.4.1.1 With reference to all the indemnities set out in this Clause 35.2 and 35.1.1.1 above, the following provisions shall apply without derogating from any of the provisions of Clause 35.2 above - (a) the Indemnified Party shall give the Indemnifying Party, within a reasonable time, a written notice of the relevant claim, demand or occurrence that might give rise to indemnification (hereinafter "Event"); and (b) subject to receipt by the Indemnified Party from the Indemnifying Party of a written commitment under which the Indemnifying Party undertakes to fully compensate, indemnify, defend, and hold harmless the Indemnified Party and all of its officers, directors, employees, agents and affiliates, from and against any and all Damages (as defined in Clause 35.2 above) relating to the relevant Event (the "Indemnifying Party Commitment"), the Indemnified Party shall grant the Indemnifying Party control of the defense and settlement of the relevant Event, and the Indemnifying Party shall fully compensate, indemnify, defend, and hold harmless the Indemnified Party and all of its officers, directors, employees, agents and affiliates, from and against any and all Damages (as defined in Clause 35.2 above) relating to the relevant Event; and (c) the Indemnified Party shall assist in the defense of the Event (including by providing copies of all relevant materials to the Indemnifying Party), provided that the Indemnifying Party fully reimburses the Indemnified Party for any and all reasonable expenses incurred in the provision of such assistance. The Indemnified Party shall have the right to refuse the counsel selected by the Indemnifying Party to handle the defense or settlement of any Event, in which case the Parties shall agree upon the choice of other counsel. The Indemnified Party shall also have the right to request that a counsel on its behalf shall fully participate in any and all proceedings pertaining to any Event, in which case the Indemnifying Party shall (i) allow the counsel of the Indemnified Party to participate and take part in any and all proceedings pertaining to any Event, and (ii) fully co-operate with the counsel of the Indemnified Party and shall provide


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            him with any and all information and documents pertaining to the relevant Event, as shall be requested by such counsel, from time to time.

            In the event that the Indemnifying Party provides the Indemnified Party with an Indemnifying Party Commitment in accordance with the provisions of this Clause, then - (i) the Indemnified Party shall not make a settlement or compromise in respect of the relevant Event, except upon the written consent of the Indemnifying Party, which shall not be unreasonably withheld, and (ii) In the event that the Indemnifying Party wishes to make any settlement or compromise in respect of the relevant Event, it shall notify the Indemnified Party, in writing, to that effect and shall provide the Indemnified Party with full and complete details regarding the proposed settlement or compromise. Following receipt of the said notice from the Indemnifying Party, the Indemnified Party shall notify the Indemnifying Party whether or not it accepts any such proposed settlement or compromise. The Indemnified Party may, at its sole and ultimate discretion, refuse to any proposed settlement or compromise, in which case it shall provide the Indemnifying Party with an explanation as to its refusal and the Indemnifying Party shall, in any event, be bound to follow any instruction and course of action dictated by the Indemnified Party.

35.4.1.2 Without derogating from any of the provisions of Clause 35.2, in the event that the Indemnifying Party does not provide the Indemnified Party with an Indemnifying Party Commitment, then the Indemnified Party shall not have to grant the Indemnifying Party control of the defense and settlement of the relevant Event, and the Indemnified Party shall be entitled to invoke, exhaust and seek any remedy it wishes, at its sole discretion and with respect of any manner it may deem fit.

36.         BANK GUARANTEE

36.1.1.1 The Supplier shall provide Partner, at the Supplier's own cost, by not later than fourteen days after issuance by Partner of the first Purchase Order under this Agreement, with an autonomous, unconditional and irrevocable Bank Guarantee, by way of a bank guarantee, in the form attached hereto as Appendix 4 (the "Bank Guarantee") in the amount of [*].

36.1.1.2 The Bank Guarantee [*] shall remain fully valid, effective and unchanged until the last day of [*]. Upon the end of the last day of [*], the amount of the Bank Guarantee shall be changed towards the end of each calendar year to an amount that shall be equal to the higher of [*]

            Without derogating from the foregoing, the actual term of each Bank Guarantee issued and/or extended (each extension being for an additional period of one (1) year, each time, in accordance with the provisions below) shall be 12 months commencing from the date of issuance and/or extension thereof, as the case

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            may be (the - "Actual Bank Guarantee Period", and any extension period of any Actual Bank Guarantee Period - the "Extended Period").

            At least 30 days before the due expiration date of the Actual Bank Guarantee Period and/or the Extended Period, as the case may be, the issuer bank of the Bank Guarantee shall serve Partner with a written notice, requiring Partner to inform the issuer bank which of the following courses of actions Partner wishes to take -

            (i) Extend the Bank Guarantee Period by an additional one (1) year as of the date on which the Bank Guarantee Period or any Extended Period, as the case may be, would have otherwise expired. In each such case the validity of this Bank Guarantee shall be deemed, for all intents and purposes, extended by an additional one (1) year;

            (ii) Exercise this Bank Guarantee, in full, and withdraw the then full amount of the Bank Guarantee, in which case the issuer bank shall transfer the then full amount of the Bank Guarantee to Partner, as instructed.

            - and the bank shall adhere to any such determination made by Partner.

            For the avoidance of doubt, it is clarified that in any event that Partner does not receive from the bank, prior to the expiry of the Actual Bank Guarantee Period or the Extended Period, as the case may be, an extended Bank Guarantee, at least seven days prior the expiration of the then existing, valid Bank Guarantee, Partner shall be entitled to exercise the Bank Guarantee, in full, such exercise shall be deemed lawful and justifiable, and the Supplier shall not have any right, demand or course of action against Partner in connection with such exercise.

36.1.1.3 The Bank Guarantee shall be issued by a first-class Israeli bank or by an international bank or insurance company acceptable to Partner.

36.1.1.4 Any Bank Guarantee, of any amount, is to secure the supply of the 3G UMTS Network, System, Equipment, Services and the Work, the 3G UMTS Network, System and Equipment performance, availability and quality commitments and requirements under the Purchase Agreement and the Maintenance Agreement as well as the full and punctual compliance by the Supplier with any and all of its obligations, undertakings, liabilities and Warranties pursuant to the Purchase Agreement and the Maintenance Agreement. Partner may collect, exercise and obtain, by exercising the Bank Guarantee, any amount, payment, damages, compensation, Liquidated Damages, indemnification, to which it is entitled under this Agreement, of any kind whatsoever and without any limitation whatsoever. Without derogating from the foregoing, Partner shall not use the Bank Guarantee as a mere groundless penalty.

36.1.1.5 In the event that the Supplier fails to provide a Bank Guarantee in accordance with this Clause, without limiting any rights and/or remedy of Partner under this Agreement and/or any applicable law and in addition to any such rights and/or remedy, Partner shall be entitled to withhold sums due to the Supplier under the


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            Agreement until Partner holds the then applicable sum of the Bank
            Guarantee. The sums so deducted shall be held by Partner in place of the Bank Guarantee and Partner shall be entitled to utilize such sums in the same way as if it had made calls on the Bank Guarantee.

36.1.1.6 Partner shall have the unconditional right upon giving notice under this Sub-Clause to make demand under the Bank Guarantee. Partner shall give the bank that has issued the Bank Guarantee [*] prior notice in writing of its intention to make a demand on the Bank Guarantee.

37.         PARENT COMPANY LETTER OF UNDERTAKING

37.1.1.1 Upon signature of this Agreement, the Supplier shall provide Partner with an irrevocable Letter of Undertaking, in the form attached hereto and marked as Appendix 5, signed and executed by a substantive parent company of the Supplier or other legal entity, to be approved by Partner in advance under which such parent company or other entity, shall guarantee and secure the full and complete compliance with and performance of all of the obligations, Warranties, representations and declarations of the Supplier under this Agreement.

            The Letter of Undertaking is to secure the supply of the 3G UMTS Network, System, Equipment, Services and the Works, the 3G UMTS Network, System and Equipment performance, availability and quality commitments and requirements under the Purchase Agreement and the Maintenance Agreement as well as the full and punctual compliance by the Supplier with any and all of its obligations, undertakings, liabilities and Warranties pursuant to the Purchase Agreement and the Maintenance Agreement.

            Partner may exercise any of the Bank Guarantee and the Letter of Undertaking simultaneously or one after the other, according to its sole and exclusive discretion.

            Nothing in the exercise of any of the Bank Guarantee and/or the Letter of Undertaking shall derogate from any other right and/or remedy provided for Partner according to this Agreement and/or any applicable law.

            Without derogating from the foregoing, upon the occurrence of any Trigger Event, as defined below, Partner shall be entitled to request that the then parent company of the Supplier that has executed the Letter of Undertaking (the "Relevant Parent") shall be replaced and that an irrevocable Letter of Undertaking, in the form attached hereto and marked as Appendix 5, shall be signed and executed by another substantive parent company of the Supplier or other legal entity, approved by Partner in advance. The Supplier shall provide Partner with such new irrevocable Letter of Undertaking, by not later than fourteen (14) days from Partner's request.

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(ORANGE LOGO)
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            For the purpose of this Clause, a "Trigger Event" means any one of the following events -

            1. An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Relevant Parent or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership, law or proceeding or (ii) the appointment of a receiver, liquidator, trustee or similar official for the Relevant Parent or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue un-dismissed for a period of 30 (thirty) or more days or an order or decree approving or ordering any of the foregoing shall be entered; and/or

            2. The Relevant Parent shall (i) voluntarily commence any judicial proceeding or file any petition seeking liquidation, reorganization or other relief under any national, local, departmental, federal, state or foreign bankruptcy, insolvency, receivership, law or proceeding, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause 1. above, (iii) apply for or consent to the appointment of a receiver, trustee or similar official for the Relevant Parent or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; and/or

            3. The Relevant Parent shall admit in writing its inability or fail generally to pay its debts as they become due; and/or

            4. The Relevant Parent shall cease to operate or suspend its operations for 30 (thirty) days or shall announce an intention or decision to do so, including by informing its customers of such intention or decision; and/or

            5. A change of control shall have occurred in the then parent company; "change of control" means any transfer of 50.1% of any mean of control in the then parent company (including, without limitation, the right to appoint directors and/or other officeholders, the right to be invited and/or participate in the general meetings of the then parent company) to a company outside of the Nortel Networks Group of Companies.

38.         INSURANCE

            The Supplier undertakes to issue, execute and keep valid and enforceable all of insurance policies set forth in Appendix 6, in accordance with and subject to the provisions of the Appendix 6.

39.         SUBCONTRACTING

39.1.1.1 The Supplier may appoint Sub-contractors to execute any part of the Works and Services under this Agreement subject to the following:


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(ORANGE LOGO)
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            a.    The Supplier must obtain the prior written approval of
                  Partner's Project Manager to the identity of any and all Material, Non-Negligible Sub-contractor, and, with regard to [*], the terms of the Sub-contract, provided that the Supplier shall in any event be responsible for any act or omission of such Sub-Contractor and the acts of such Sub-contractor shall be deemed to be acts of the Supplier for the purpose of this Agreement.

            b. Any Material and Non-Negligible Sub-contractor may be reasonably required to enter into a written undertaking with Partner in terms reasonably acceptable to Partner if required by Partner, similar to undertakings Partner requires from any other visitors and contractors (eg, without limitation, such pertaining to security, confidentiality, health and safety, etc.).

39.1.1.2 The Supplier shall take commercial reasonable measures to ensure that any and all Works or part thereof to be performed by Material, Non-Negligible Sub-Contractor shall be performed for the benefit of, and the provisions of any related subcontracting agreement shall inure to the benefit of, Partner as a "third party beneficiary". Any rights which the Supplier may have or accrue in relation to such a Sub-Contractor's obligations under the Sub-contract, including, for avoidance of doubt, any member of the Supplier's group of Related Entities, shall be afforded by the parties thereto to Partner, without affecting any of the Supplier's or its Sub-contractor's obligations under such Sub-Contract and without Partner assuming or being deemed to have assumed, any of the Supplier's obligations there under. Partner may, without limiting the foregoing, in its discretion, require the Supplier to take such legal action as Partner reasonably requests against any such Sub-contractor. The Supplier shall, and shall procure each of is Sub-Contractors to, perform such acts and execute such documents from time to time, at Partner's reasonable request, as are necessary to give effect to this provision.

39.1.1.3 The Supplier shall indemnify Partner and keep Partner indemnified against any claim by a Sub-Contractor of the Supplier arising out of the execution of any part of the Works or arising out of this Agreement or the termination of this Agreement other than to the extent caused by the breach by Partner of this Agreement.

39.1.1.4 Supplier shall at all times be liable to Partner for the acts or omissions of its Sub-contractors and shall indemnify Partner and keep it indemnified from and against any and all claims, actions, proceedings, losses, liabilities and expenses arising from such acts or omissions, in accordance with the provisions of Clause 35.3 above.

39.1.1.5 Without limiting the foregoing, upon request by Partner, Supplier shall, upon demand made by Partner in the event of a breach by the Supplier that was not remedied by the Supplier within 14 days form Partner's notice to that effect,

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            assign all or such portion requested of Supplier's rights under its
            Sub-Contracts with [*] to Partner, without prejudice to any other rights of Partner under the Agreement and without limiting any of the Supplier's obligations under such Sub-Contract or hereunder. Partner shall pay the relevant Sub-Contractor only for such works that were actually performed during the period after the assignment of such Sub-Contract to Partner. If and only if the Supplier can demonstrate that there is an express contractual prohibition in its agreement with certain Sub-Contractor that clearly prevents the Supplier from assigning to Partner its rights under such Sub-Contract, the Supplier shall not be obliged to assign such rights, provided however that the Supplier makes all reasonable efforts to remove such prohibitions and to assign such rights to Partner.

39.1.1.6 Notwithstanding any other provision to the contrary, in this Agreement and/or in any applicable law and notwithstanding any provision regarding limitation of liability, pursuant to this Agreement and/or any applicable law, to remove any doubt, it is clarified that, any damage, cost, expense, loss and liability referred to in Clause 39.1.1.3 are not and shall not be limited in any way whatsoever.

40.         ASSIGNMENT

40.1.1.1 Partner may transfer or assign any of its rights and/or obligations under this Agreement to any Related Entity, without limitation whatsoever and without having to obtain any approval from the Supplier. Partner may transfer or assign any of its rights and/or obligations under this Agreement to any other third party, with the approval of the Supplier that shall not be unreasonably withheld.

40.1.1.2 The Supplier will not assign, sub-contract, delegate, or transfer either in whole or in part, this Agreement, or any of its rights or obligations under this Agreement to any person or entity, use it as capital to establish a company, or set up an association with another entity for its fulfillment without Partner's prior written consent. For the purpose of this Sub-Clause 40.1.1.2, any transfer of Control and/or ownership of Supplier (other than the transfer of up to 30% of such Control and/or ownership to Related Entities of Supplier) within the Supplier shall be deemed an assignment, sub-contracting, delegation or transfer, and the restrictions set forth in this Sub-Clause 40.1.1.2 shall apply to any change of Control and/or ownership in the Supplier.

41.         CONFIDENTIALITY

41.1.1.1 The Supplier undertakes and agrees that any and all information, of any kind whatsoever, concerning, relating to or otherwise pertaining to, Partner and/or any of Partner's subsidiaries, affiliates, agents, assigns or representatives, Partner's business activities, subscribers, business, operations systems, software and any other information disclosed and/or otherwise made available to the Supplier ("Partner's Confidential Information"), is strictly confidential, unless

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            (i) it is or becomes in the public domain other than through any act or omission of Supplier, any of its employees, shareholders, auditors, consultants, attorneys, professional advisors, agents or Sub-contractors or any of its affiliates, (ii) it was, as supported by written evidence, already known to the Supplier prior to the publication of the RFP by Partner, or (iii) it was, subject to proof and supporting, written evidence to be provided by the Supplier, demonstrating that such is the case, developed independently and solely by the Supplier, without any reference to, reliance on and/or use of any of Partner's Confidential Information and/or any part thereof (iv) received by the Supplier from a third party (not being an employee, ex-employee, subcontractor, affiliates, agents, assigns or any other representatives of Partner), without any restriction. The Supplier undertakes that it shall not, and shall procure and take all necessary measures and actions to ensure that any of the Supplier's employees, Sub-contractors, affiliates, agents or representatives, shall not, disclose under any circumstances, any of Partner's Confidential Information and/or any part thereof and shall not use, utilize or otherwise exploit any of Partner's Confidential Information in any way whatsoever.

            The Supplier shall take precautions necessary and appropriate to guard the confidentiality of the Partner's Confidential Information, including informing its employees, consultants and subcontractors who handle such information that it is confidential and not to be disclosed to others.

            [*]

41.1.1.2 Partner undertakes and agrees that all information provided by Supplier under this Agreement, shall be treated by Partner as confidential information and shall not be disclosed by Partner unless (i) it is or becomes in the public domain other than through the default of Partner or its affiliates, (ii) it is already known to Partner, or (iii) it is received from any third party without any restriction, or (iv) it is independently developed by Partner. Partner shall take precautions necessary and appropriate to guard the confidentiality of the Supplier's confidential information, including informing its employees, consultants and subcontractors who handle such information that it is confidential and not to be disclosed to others.

41.1.1.3 The liability of the Parties under this Clause 41 shall not be excluded or limited under Clause 35.3.

41.1.1.4 Each Party undertakes that each of its employees, Sub-Contractors and agents and any other person involved in the performance of its respective obligations under this Agreement will comply with the terms of this Clause as if they were parties thereto and shall be responsible for any breach thereof as if such breach were committed by such Party. In addition, the Supplier shall upon request by Partner from time to time provide Partner with a list of all its employees, Sub-

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            Contractors, agents and/or any other person involved in the performance of any Works or Services under this Agreement, together with their ID ("teudat zehut") or passport numbers.

41.1.1.5 The Supplier undertakes to procure that each Sub-Contractor executes an undertaking to be bound by provisions substantially the same as those contained in this Clause 41 in such form as Partner may reasonably require. In addition, the Supplier shall procure that each Sub-Contractor provides Partner upon request from time to time with a list of all its employees engaged in the performance of any Works and Service at any Site or premises occupied or to be occupied by Partner, together with their ID ("teudat zehut") or passport numbers.

41.1.1.6 Partner may require that prior to employees of the Supplier or its Sub-Contractors or other persons undertaking any Works or Services under this Agreement, such persons or those of them designated by Partner undertake a security briefing to be organized by Partner. Partner reserves the right to refuse to permit such persons to be involved in the provision of certain Works or Services unless approved by Partner.

41.1.1.7 The obligations of confidentiality under this Clause shall not apply to (i) information disclosed to employees, shareholders, auditors, consultants, H3G Affiliates, the Supplier's Affiliates (with regard to Supplier's Affiliates - only for the benefit of Partner and to the extent necessary in order to enable the Supplier to fully comply with its obligations under the Agreement), attorneys, professional advisors, banks, agents, contractors and sub-contractor on a need-to-know basis in connection with this Agreement, provided that the receiving party shall take all reasonable precautions necessary (for example, by executing an appropriate non-disclosure undertaking) to safeguard the confidentiality of the information (in the same standard as it protects its own confidential information)
            (ii) information which is required to be disclosed in compliance with any regulation, law, court order or direction of competent authorities (including the relevant Stock Exchange) (iii) information already placed in the public domain prior to disclosure or obtained from an independent third party without confidentiality obligation known to the receiving party (iv) information disclosed to prospective financiers in relation to the provision of finances to Partner or for acquisition of equipment, software, services and systems provided that the receiving party shall take all reasonable precautions necessary (for example, by executing an appropriate non-disclosure undertaking) to safeguard the confidentiality of the information in the same standard as it protects its own confidential information.

42.         FORCE MAJEURE

42.1.1.1 The term "Force Majeure" in respect of any Party means an event beyond the reasonable control of that Party without the fault or negligence of that Party and is not reasonably foreseeable at the Effective Date (including taking into account the security and political situation in the Territory) and whose effects are not capable of being overcome without reasonable expense and/or loss of time to


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            the Party concerned and providing that such event materially and adversely affects the ability of such Party to perform its obligations under this Agreement, such as (i) earth quake, (ii) hurricanes, (iii) Israeli government declaration of general state of war in Israel (provided however that simultaneously with such declaration an official general mobilization proclamation is also issued), (iv) general strike in the relevant ports of Israel and in the relevant ports of origin of Equipment (air, land and sea ports), or in the relevant custom authorities in Israel, in circumstances where it is impossible to import the Equipment into Israel, (v) general strike in the official national transportation authority that totally disables the transition of Equipment, (vi) fires not resulting from any act or omission of the Supplier and/or any of its officers, directors, representative, Sub-Contractors, employees, agents and affiliates, (vii) only in situations where there is a general strike, as set forth in Subsection (iv) above - impossibility to import Equipment by air planes due to general strikes in the relevant air line company, in circumstances where the cost of transportation of alternative means of transportation is materially and significantly higher of that of the air plane, (viii) [*] and (ix) floods. Notwithstanding the foregoing, the Supplier expressly acknowledges and agrees that, in the case of the Supplier, any of the following events is not and shall not be regarded as a "Force Majeure" event, -

            a. any act or omission (including delay) of a supplier, carrier, sub-contractor, agent, employee or representative of the Supplier or its Sub-contractors;

            b. any failure to obtain any export or import license or other authorization by the Supplier and/or any failure to obtain any work permit, visas or any other applicable license for any of the sub-contractors, agents, employees or representatives of the Supplier or its Sub-contractors and/or any applicable law;

            c. any act or omission (including delay) of an associate or affiliate of the Supplier or its sub-contractors;

            d. lack of workers, transportation or mobilization in the Territory (whether or not due to military mobilization), or other disruptions such as closure, curfew, acts of terrorism, any civil disorder, actions regarding the "Intefada", or any other similar event;

            e. [*] recommendation of any foreign government and/or any competent authority to its nationals to refrain from traveling to the Territory and/or to leave the Territory.

42.1.1.2 In the event that a Force Majeure Event prevents a Party (the "Affected Party") from complying with any of its obligations under this Agreement, the Affected Party shall be granted an extension to perform the relevant obligation, which extension shall be for a period not exceeding the period of delay that was the direct and exclusive result of the relevant Force Majeure Event, the fulfillment of which was prevented by the Force Majeure Event, provided however that the provisions of this Clause 42.1.1.2 shall not derogate from or prejudice the

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(ORANGE LOGO)
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            Supplier's obligations in relation to insurance contained in this
            Agreement. Notwithstanding the foregoing, a Party shall not be entitled to rely on this Clause 42.1.1.2 to the extent that it fails to take all steps which are reasonably required to mitigate and minimize the period of the delay.

42.1.1.3 The Party claiming the occurrence of a Force Majeure event shall be under the obligation to prove its material adverse effect on the said Party's obligations under the Agreement.

42.1.1.4 Immediately upon the cessation of the Force Majeure Event, the Affected Party shall notify the other Party of such cessation and resume performance of the affected obligations.

42.1.1.5 For the avoidance of doubt, if, as a result of Force Majeure, the performance by the Affected Party of some but not all of its obligations under this Agreement are affected, the Affected Party shall nevertheless remain liable for the performance of those obligations not affected by Force Majeure.

43.         PARTNER'S RIGHT OF TERMINATION

43.1        TERMINATION FOR CONVENIENCE

43.1.1.1 Partner may terminate this Agreement for convenience in whole or in part, at any time and for any reason, by delivering to the Supplier a notice of termination specifying the effective date for the termination.

43.1.1.2 In the event of such termination for convenience the Supplier shall immediately:

            1. Stop work on the System or deliver Equipment or render Services as the case may be;

            2.    Notify any subcontractors to stop work; and

            3. Deliver to Partner the incomplete System, Equipment, components, work-in-progress and other materials, as the case may be, in accordance with any Purchase Order valid at the time of termination. [*]

43.1.1.3 The Supplier may, with Partner's consent, retain the incomplete System, components, work-in-progress and other materials, in which event the Supplier shall not be entitled to payment from Partner for the items so retained.

43.2        TERMINATION FOR CAUSE

43.2.1.1 Partner may terminate this Agreement immediately by written notice if any Agreement Milestone has not been achieved as a direct and/or indirect result of the Supplier's fault by a date falling fourteen
            (14) days after the date for achievement of the Agreement Milestone.

43.2.1.2 Partner may terminate this Agreement immediately on written notice in the event that the Supplier goes into voluntary liquidation, becomes bankrupt, makes an

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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


            arrangement with or assignment in favor of all or substantially all of its creditors, assigns the agreement without Partner's consent, except from what follows from Clause 40, has passed a resolution for its winding up, or if anything analogous to any of the above occurs under the law of any other jurisdiction in relation to the Supplier.

43.2.1.3 Partner may in its sole discretion, give the Supplier an opportunity to rectify the breaches specified in Clause 43.2.1.4 within timescales to be determined by Partner on a case-by-case basis. This shall be without prejudice to any of Partner's rights and remedies under this Agreement and/or any applicable law.

43.2.1.4 Partner may terminate this Agreement by written notice if the Supplier is in persistent breach for more than 14 days (i.e. - a non-material breach that occurs more than twice) of any term of this Agreement or is in material breach of this Agreement, and fails (where the breach can be remedied) to correct and to complete the correction of this breach within timescales stipulated by Partner in the written notice of termination. Termination shall be effective from the date of the written notice, or where the breach can be remedied, upon the date of a subsequent written notice to be given by Partner to the Supplier to the effect that the correction of the breach has not been completed within timescales stipulated in the previous notice. Notwithstanding anything to the contrary, the existence of any Emergency Situation and/or Major Problem and/or Medium Problems and/or Minor Problems during any Performance Verification Period and/or Equipment Performance Period and/or any extension thereof shall be deemed a material breach of this Agreement and Partner may, at its sole and exclusive discretion, in addition to and without derogating from any other remedy to which Partner is entitled under the Agreement and/or any applicable law, either (i) grant the Supplier an extension for the recommencement of the relevant period of the Performance Verification Period and/or Equipment Performance Period and/or any extension thereof, as Partner may deem fit or desirable, or (ii) terminate the Agreement, with an immediate effect, by serving the Supplier with a written notice to that effect, in which case the Supplier shall not be entitled to any payment and/or compensation of any kind whatsoever and it shall not have any claim, demand or right in connection with such termination. Upon such termination and at Partner's request, the Supplier shall immediately, at its sole cost and expense, vacate any and all Sites and/or other premises of Partner occupied by the Supplier and/or any and all of its Equipment, System, System Element, any part of the System and System Element supplied by the Supplier and return such Sites and premises to Partner, in the same state and condition as they were immediately prior to their occupation by the Supplier and/or any and all of its Equipment, System, System Element, any part of the System and System Element.

43.2.1.5    If Partner terminates this Agreement pursuant to Clause 43.2:

            a. Partner shall be entitled to complete the supply of the System, Equipment or Services, as the case may be, itself in accordance with this Agreement, or to enter


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(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


                  into a contract with a third party to effect such completion, such third party being selected by Partner in accordance with Partner's procurement procedures at its sole discretion;

            b. At Partner's request, the Supplier shall, immediately, at the Supplier's sole cost and expense, vacate any and all Sites and/or other premises of Partner occupied by the Supplier and/or and remove any Equipment, System, System Element, any part of the System and System Element supplied by the Supplier, as shall be instructed by Partner, and return such Sites and premises to Partner, in the same state and condition as they were immediately prior to their occupation by the Supplier and/or any and all of its Equipment, System, System Element, any part of the System and System Element and shall make good damage caused by such removal;

            c.    [*];

            d. Partner shall provide the Supplier with written details of such additional amounts;

            e. Partner may deduct the said amount from such amounts (if any) as are due to the Supplier and if appropriate, recover any excess as a debt due from the Supplier, save that Partner shall take all reasonable measures to mitigate any such additional costs;

            f. In cases of termination pursuant to Clause 43.3, the Supplier shall, at the Supplier's sole cost and expense, fully co-operate with Partner and any third party as may be designated by Partner, and work with them in order to ensure full, timely and complete interoperability and/or interface between the Supplier's Equipment that remains with the Supplier and any equipment of any third party;

            g. Partner shall be granted an unrestricted non-exclusive license to use or have used on its behalf all intellectual property and other information relating to the System, Equipment or Services, as the case may be, free of charge but only for the purposes contemplated in this Agreement, including the Software License Agreement, for the purposes of:

                  1)    completion in accordance with Clause 43.2.1.6a;

                  2)    the use of the System after such completion; and

                  3) for the purposes of development (in accordance with the provisions pertaining to the delivery of a source code, as set forth in Clause 30, in the event that the Maintenance Agreement is not effective), upgrade or modification of the System, Equipment or Services, as the case may be. In no event shall Partner use such intellectual property and other information to manufacture products in competition with the Supplier.

            h.    [*]

43.2.1.6    Clause 43.2 shall be without prejudice to Clause 14.

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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


43.3  TERMINATION IN ACCORDANCE WITH THE PROVISIONS OF ANNEX F

      Notwithstanding any other provision to the contrary, Partner may terminate this Agreement, with an immediate effect, in accordance with the provisions of Annex F that shall govern such termination.

44.         SUPPLIER'S RIGHT OF TERMINATION

44.1.1.1 The Supplier may terminate this Agreement by written notice if Partner goes into voluntary liquidation, becomes bankrupt, makes an arrangement with or assignment in favor of all of its creditors concerning all of its assets.

            The Supplier may terminate this Agreement by written notice, only if Partner fails to make payment within 60 days after such payment falls due for payment in the absence of valid right not to pay under the provisions of this Agreement.

45.         LEGAL AND INDUSTRY STANDARDS

45.1.1.1 The Supplier shall obtain all necessary approvals, permits, consents and licenses for the export and import of the any Equipment, System, System Element, any part of the System and System Element as well as any and all required type approvals.

45.1.1.2 Partner will reasonably co-operate with the Supplier, provided that such co-operation does not impose on Partner any liability, to provide whatever information Partner has available to it, without breach of Partner's obligations of confidentiality to third parties, to assist the Supplier to comply with its obligations in Clause
            45.1.1.1 above and 45.1.1.3 below.

45.1.1.3 The Supplier shall ensure that any of the Equipment, System, System Element, any part of the System and System Element, complies, on a continuing basis, with all applicable laws in the Territory and national and most updated international industry standards and guidelines, including, without limitation, 3GPP, GSM and GPRS standards, so as to ensure full and punctual fulfillment and compliance with any and all of the obligations, undertakings, representations and warranties of the Supplier under this Agreement.

45.1.1.4 Each Party hereto shall be solely responsible for complying with the applicable legislation or regulations when carrying out its obligations under this Agreement.

45.1.1.5 Partner may exercise its rights under Clause 34 if any changes to the System are required as a result of any changes to the applicable law, regulation or national and international industry standards and guidelines.

45.1.1.6 Without prejudice to the generality of the foregoing, the Supplier shall, and shall ensure that its Sub-Contractors shall:

            a. supply Equipment and perform Services and Works in accordance with the requirements of this Agreement; and

            b. familiarize itself (or themselves) with, and comply with, Partner's procedures relating to security, discipline, fire, health and safety when on Installation Sites or other


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


                  premises of Partner and such applicable other procedures provided that such procedures are communicated in writing to the Supplier in advance.

45.1.1.7 The Supplier shall, at its own expense, observe and perform all obligations, imposed upon itself and/or Partner by any Israeli legislation regulations, directives or similar in respect of precautions for the safety of its employees, any other persons and of all property as may be affected by the supply of the Equipment or the performance of the Services.

46.         DATA PROTECTION

46.1.1.1 Both Partner and the Supplier shall comply at all times with the data protection legislation of the Territory and any regulations made under or separate to the such legislation or any other legislation relating to the protection of personal data.

46.1.1.2 The Supplier undertakes to ensure that appropriate technical and organizational measures are adopted by it against unauthorized or unlawful processing of personal data and against accidental loss or destruction of, or damage to the personal data.

47.         PUBLICITY

47.1.1.1 The Supplier shall not and shall ensure that none of his sub-contractors shall advertise or otherwise disclose the appointment of the Supplier or his Sub-Contractors or the terms of this Agreement (save insofar as may be required by law) without the prior approval in writing of Partner. All copy or material relating to this Agreement (including any Intellectual Property Right pertaining to Partner such as Trademarks, Brand names and logos) which is intended for publication in any form by the Supplier must first be submitted in draft form to Partner for approval indicating the countries in which it will appear

47.1.1.2 If Partner or the Supplier (or any of their respective Related Parties) has an obligation to make or issue any announcement required by law or by any stock exchange or by any governmental authority in connection with the signature or subject matter of this Agreement, it shall give the other Party every reasonable opportunity to comment on any announcement or release before it is made or issued (provided that this shall not have the effect of preventing the Party making the announcement or release from complying with its legal and/or stock exchange obligations).

48.         NO PARTNERSHIP, AGENCY ETC.

48.1.1.1 The status of the Supplier hereunder is and shall be deemed, for all purposes, to be of an independent contractor. In no event shall there be deemed to be an employee-employer relationship between the Supplier or any of its Subcontractors or their respective employees, and Partner, and nothing herein shall be construed to create or evidence a partnership or joint venture relationship, or one of agency, between the parties.


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


49.         ENTIRE AGREEMENT

49.1.1.1 This Agreement constitutes the entire Agreement and shall apply in connection with the subject matter hereof and supersedes all prior understandings and writings related thereto (including the loan agreement dated October 1st, 2003, that was executed between the Parties), and there are no other agreements or understanding, written or oral, except as provided herein. Any amendments to or modification of this Agreement except in writing signed by the authorized representatives of the parties hereto, shall be void and of no effect.

50.         AMENDMENTS

50.1.1.1 Unless otherwise stated in this Agreement, all amendments to the Agreement together with any consequential amendment which may be necessary in respect of Phase Price or Purchase Order Price, as the case may be, the Project Plan and Agreement Milestones or otherwise shall be mutually agreed between Partner and the Supplier in writing before the amendment is put into effect.

50.1.1.2 Amendments shall be recorded by means of formal Addendum issued by Partner and countersigned by the Supplier.

50.1.1.3 Unless otherwise stated in this Agreement, either party shall not depart from any conditions or requirements laid down in this Agreement without the prior written permission of the other Party.

51.         WAIVER

51.1.1.1 No failure or delay on the part of either party in exercising any right, power or remedy hereunder, shall operate as a waiver of any such right, remedy or power. Any approval or consent given by a party shall not constitute a binding precedent or create any operative custom between the Parties, nor constitute acceptance by that Party of any liability with respect to the subject-matter of such approval or consent, except as expressly stated herein. Any amendment of this Agreement, and any waiver on the part of any party of any provision of this Agreement, shall be effective only if expressly made in writing, in accordance with the terms hereof.


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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


52.         SEVERABILITY

52.1.1.1 The whole or any part of any clause in this Agreement that is illegal or unenforceable will be:

            a. read down to the extent necessary so that it is legal and enforceable; or

            b.    severed (if cannot be read down in accordance with sub-clause
                  (a) above); and will not affect the continued operation of the remaining provisions of this Agreement.

53.         SURVIVAL

53.1.1.1 Provisions contained in this Agreement that are expressed or by their sense and context are intended to survive the expiration or termination of this Agreement shall so survive the expiration or termination, including but not limited to Clauses 7, 28, 35, 36, 37, 38, 41, 47, 48, 50, 54, 55, 56.

54.         NOTICES

54.1.1.1 All formal notices and communications between the Parties made in the course of this Agreement shall be in writing and in the English language and shall be deemed to have been received by the addressee at the time stated below provided that the notice of communication is addressed to the recipient at the address specified below and marked for the urgent notification of the relevant point of contact designated below (or to any other address or point of contact as notified in writing to the other Party from time to time in accordance with this Clause 54) and if properly franked or otherwise sent postage prepaid:

            a.    by first class post, three (3) days after dispatch;

            b. by e-mail, immediately upon dispatch or on the next Working Day if sent after 18:00 PM Sunday through Thursday, provided, in any event, that the notice is also sent to the intended recipient by another means specified in this Clause 54;

            c. by facsimile, immediately upon dispatch or on the next Working Day if sent after 18:00 PM Sunday through Thursday, provided, in any event, that the sender of the facsimile obtains a facsimile journal report showing proper transmission, and provided that a copy of the notice is also sent to the intended recipient by another means specified in this Clause 54;

            d.    by hand delivery, immediately upon receipt by the recipient;
                  or

            e. on the next Working Day if sent by a reputable overnight express mail service with a reliable tracking system.

54.1.1.2 The addressees of the Parties for the purpose of this Clause 54 and current contact names are set out below.


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                                      -60-


(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


            Notices must be addressed to:

            (a)   If to Partner -
                  (1)   Any notice of a technical nature -
                        To: [*]

                  (2)   Any other notice -
                        To: [*]

            (b)   If to the Supplier -

                  (1)   All notices -
                        To: [*]

55.         DISPUTE RESOLUTION

55.1.1.1 Except as otherwise provided for in this Agreement, all disputes between the Parties arising out of or in connection with this Agreement including, but not limited to, disputes under this Agreement (a "Dispute") shall be determined in the following manner:

            a. the Parties shall refer the dispute in writing for settlement to the Partner Director of Procurement and the Supplier Account Director. The Parties shall ensure that their respective representatives shall, for a period of seven (7) Working Days from the date of the written reference, use reasonable endeavors to reach a resolution of the Dispute;

            b. if the individuals to whom the matter is referred under Clause 55.1.1.1a do not resolve the dispute within the stated time, the Parties shall refer the Dispute in writing for settlement to a higher executive of Partner (and to the extent necessary, to Partner's CEO), and to a higher executive of the Supplier, respectively. The Parties shall ensure that their representatives shall, for a period of ten (10) Working Days from the date of the written reference made pursuant to this Clause 55.1.1.1b, use reasonable endeavors to reach a reasonable resolution of the dispute.

55.1.1.2 The Parties agree they will use reasonable endeavors and good faith to resolve any Dispute.

55.1.1.3 If the Parties are not able to settle the dispute, pursuant to Clause 55.1.1.2, the dispute shall be referred to the competent courts of Tel Aviv, Israel who shall have exclusive jurisdiction over any Dispute.

55.1.1.4 This Agreement shall be governed by and construed according to the laws of the State of Israel.

56.         GOVERNING LAW

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(ORANGE LOGO)
(PARTNER COMMUNICATIONS COMPANY LTD. LOGO)


56.1.1.1 This Agreement shall be interpreted and enforced in accordance with the laws of the state of Israel, to the exclusion of any other law, without giving effect to its choice of law legislation, as if performed entirely in Israel.

57.         FURTHER ASSURANCES

57.1.1.1 The Parties shall do and execute, and use reasonable endeavors to procure that any other party will do and execute, all such further acts, things, deeds and documents as may be necessary to give effect to the terms of this Agreement.

57.1.1.2 Notwithstanding the provisions of Clause 57.1.1.1 above, it is clarified, for the avoidance of doubt that the validity of this Agreement is subject to its approval by the Board of Directors of Partner.

58.         FUTURE PURCHASE

58.1.1.1    [*]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to enter into this Agreement, effective as of the day and year last below written.

Signed for and on behalf of                      Signed for and on behalf of
PARTNER COMMUNICATIONS COMPANY LTD.              NORTEL NETWORKS ISRAEL (SALES
                                                 AND MARKETING) LTD.

By:                                              By:
   --------------------------------------           --------------------------------------
Name:                                            Name:
     ------------------------------------             ------------------------------------

Title:                                           Title:
      -----------------------------------              -----------------------------------

And                                              And

By:                                              By:
   --------------------------------------           --------------------------------------

Name:                                            Name:
     ------------------------------------             ------------------------------------

Title:                                           Title:
      -----------------------------------              -----------------------------------

Date:      /     /                               Date:      /     /
----- ----- -----                                     ----- ----- -----

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



                                   APPENDIX 3

                              MAINTENANCE AGREEMENT

                                     BETWEEN

                       PARTNER COMMUNICATIONS COMPANY LTD.

                                       AND

                             NORTEL NETWORKS ISRAEL

                           (SALES AND MARKETING) LTD.

                                FOR THE SUPPLY OF

                      SUPPORT AND MAINTENANCE SERVICES CONCERNING

                               3G UMTS NETWORK AND

                            OTHER TELECOMMUNICATIONS

                             EQUIPMENT AND SERVICES
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
1.  Preamble..............................................................     3
2.  Definitions...........................................................     4
3.  Interpretation........................................................     4
4.  Commencement..........................................................     4
5.  Scope of Contract.....................................................     4
6.  Interoperability and Co-operation.....................................     5
7.  Additional Services...................................................    10
8.  Prices and Terms of Payment...........................................    10
9.  Terms of Delivery.....................................................    10
10.   Supplier's Obligations..............................................    10
11.   Access to Partner's Premises........................................    14
12.   Delays and Liquidated Damages.......................................    14
  12.2    Emergency Situations............................................    14
  12.3    Major Problems..................................................    14
  12.4    Medium Problems.................................................    14
  12.5    Minor Problems..................................................    15
  12.6    General Provisions..............................................    15
13.   General Representations.............................................    15
14.   The Supplier's Warranties...........................................    16
15.   Termination.........................................................    17
16.   Procedures Manual...................................................    18
17.   General Partner Obligations.........................................    19
18.   Miscellaneous.......................................................    21
Exhibit 1 - Maintenance Agreement Documents...............................    22
Exhibit 1A - Remedial Maintenance Services................................    23
1.  Scope of Remedial Maintenance Services................................    23
2.  Severity Levels Definitions...........................................    23
  2.1   Emergency Situation...............................................    23
  2.2   Major Problems....................................................    23
  2.3   Medium Problems...................................................    23


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
  2.4   Minor Problems..................................................................            23
3.  Emergency Situation Handling........................................................            23
4.  Customer Service Request (CSR) Handling.............................................            25
5.  Reports.............................................................................            27
6.  CAB Service.........................................................................            28
7.  Software Updates Service............................................................            28
8.  Third Party Support and Maintenance Service.........................................            29
Schedule 1 - Supplier performance parameters for the Remedial Maintenance Services......            30
9.  Remedy/Solution - Resolution Time...................................................            30
10.   Telephone Availability and CSR Call-back Time.....................................            30
Exhibit 1B - Software Upgrades Service..................................................            31
Exhibit 1C - Repair and Replacement Services............................................            32
11.   General...........................................................................            32
12.   Scope of Hardware Repair and Replacement Service..................................            32
13.   Statistical Information...........................................................            32
14.   Orders............................................................................            32
Exhibit 1D  - Other Services related Obligations........................................            33
15.   Service Materials.................................................................            33
16.   Annual Review.....................................................................            33
17.   Disaster Prevention and Procedures................................................            33
18.   Site..............................................................................            33
19.   Nuisance..........................................................................            33
20.   List of Personnel.................................................................            33
21.   Remote Access.....................................................................            34
22.   Failure Identification............................................................            34

1.          PREAMBLE

1.1.1.1     WHEREAS:

1.1.1.2 Partner wishes to have an option, exercisable at Partner's sole discretion, to purchase from the Supplier any or all of Support and Maintenance Services, all subject to and in accordance with the provisions of the Purchase Agreement and this Maintenance Agreement; and

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1.1.1.3     The Parties now wish to regulate their respective rights and obligations regarding the provision by the Supplier of the Support and Maintenance Services in relation to the System, the UMTS 3G Network and the Equipment, if and to the extent that Partner shall decide to Purchase from the Supplier such Support and Maintenance Services, all in accordance with the provisions of the Purchase Agreement and this Maintenance Agreement; and

1.1.1.4 Now, therefore, in the consideration of the mutual premises and the mutual covenants herein contained, the Parties hereby agree as follows:

2.          DEFINITIONS

2.1.1.1 All defined terms in the Purchase Agreement apply hereto and all capitalized terms herein shall bear the meaning ascribed to them in Annex M, unless the context requires otherwise.

3.          INTERPRETATION

3.1.1.1 The rules of interpretation specified in the Purchase Agreement shall apply mutatis mutandis to this Maintenance Agreement unless the context requires otherwise.

4.          COMMENCEMENT

4.1.1.1 This Maintenance Agreement shall enter into force contemporaneously with the entry into force of the Purchase Agreement (the "Effective Date"), Notwithstanding the aforesaid, Partner may at its sole discretion suspend the effective entry into force of the Maintenance Agreement for a defined period of time, with no liability towards the Supplier.

5.          SCOPE OF CONTRACT

5.1.1.1 The Supplier shall supply the Support and Maintenance Services and Partner shall acquire and pay for Support and Maintenance Services, actually purchased in accordance with the terms and conditions of the Purchase Agreement and this Maintenance Agreement.

5.1.1.2 During the Entire Warranty Period, the Supplier shall provide Partner, [*], with any and all of the Support and Maintenance Services specified and described in this Maintenance Agreement, in accordance with the provisions and requirements of the Purchase Agreement and this Maintenance Agreement. [*]

5.1.1.3 After the expiry of the Warranty Period, each and every Support and Maintenance Service, as specified in Exhibits 1A, 1B, 1C, 1D and 1E hereof, as a whole, shall be an option for Partner to determine at its sole and absolute

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            discretion, whether to purchase such Support and Maintenance Service or not, at any point in time.

6.          INTEROPERABILITY AND CO-OPERATION

6.1.1.1 The Supplier undertakes that it shall, in accordance with the provisions of the Agreement, [*], perform any task and take any action necessary, including, without limitations, providing Partner with full, complete, unrestricted access to (a) any and all existing and future 3GPP compatible APIs, whether the Supplier's implementation of such 3GPP APIs is 3GPP compliant or not, and (b) any and all external APIs for any and all System Elements (both standard and proprietary APIs), concerning the System, any System Element, part of the System, Equipment or any item or component of the System, to the full extent required in order to ensure full, timely and complete Interoperability, Integration, compatibility, interconnection and/or interface: (i) between the System, any System Element, part of the System, Equipment or any item or component of the System and any part, element, item, product, sub system, service, software, application, enabling platform or component of the Existing System and any and all PSTNs and any and all of the Terminals (UE) referred to in Sub Clause 7.1.1.4(c) of the Purchase Agreement. Such Interoperability, Integration, compatibility, interconnection and/or interface of the System with the Existing System shall, inter alia, result in full and complete transparency between the System, any System Element, part of the System, Equipment or any item or component of the System and any part, element, item, product, sub system, service, software, application, enabling platform or component of the Existing System and any and all PSTNs and any and all of the Terminals (UE) referred to in Sub Clause 6.1.1.4(c) of the Purchase Agreement, and shall be implemented by the Supplier, [*], either directly through standard interfaces or indirectly through an intermediary interfacing device, irrespective of whether or not, such direct or indirect Interoperability, Integration, compatibility, interconnection and/or interface of the System with the Existing System is 3GPP supported. It is further agreed that any indirect Interoperability, Integration, compatibility, interconnection and/or interface of the System with the Existing System through an intermediary interfacing device, shall only be made after the Supplier has convinced Partner in the absolute necessity of such intermediary interfacing device and Partner has approved such implementation in advance and in writing, and (ii) between the System, any System Element, part of the System, Equipment or any item or component of the System including, without limitations, Terminals (UE) (with regard to Terminals (UE) - it is agreed that such Terminals (UE) shall have to successfully pass certain relevant, reasonable test

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            procedures in Supplier's IOT laboratories that apply to all handsets), and any other System Element, part of the System, Equipment or any item or component thereof, and (iii) between the System, any System Element, part of the System, Equipment or any item, product, sub system, service, software, application, enabling platform or component of the System and any part, product, equipment, system, element, service, application, enabling platform, item or component provided by any third party vendor supplier and/or manufacturer, including, without limitations, of Terminals (UE) (beyond the initial Terminals (UE) referred to in Clauses 6.1.1.2 and 6.1.1.4(c) of the Purchase Agreement, that are not a part of the Existing System (a "New Product") in accordance with the provisions of Clause 6.1.1.4 of the Purchase Agreement.[*]

6.1.1.2     [*]

            The Supplier warrants and undertakes that the IOT as well as the full Integration, with the System and the Existing System, of any Terminals (UE) [*] shall be fully, completely and successfully concluded [*] It is agreed that the performance of IOT Test for such types of Terminal (UE) requested by Partner [*] is subject only to the following: (i) the prior written consent of the relevant manufacturer of the proposed Terminal (UE), (ii) to the extent actually required by the relevant manufacturer, the signature of an NDA between Partner and the relevant manufacturer, and (iii) the relevant Terminal (UE) being reasonably mature for IOT purposes. Without derogating from any of the Supplier's obligations to perform IOT tests and Integration of any Terminals (UE), it is agreed that only for purposes of Integration of the Terminal (UE) with the System and in order to enable the Supplier to perform the Integration within the agreed time table, as set forth above, Partner shall obtain the consent of the relevant manufacturer to reasonably cooperate with Partner and the Supplier to the full extent necessary to enable the Integration of the Terminal (UE) with the System (including, without limitation, if and to the extent reasonably necessary, have the required personnel on site to perform the relevant Integration, together with the Supplier).

6.1.1.3    [*]

6.1.1.4 The Interoperability, Integration, interconnection, compatibility and/or interface between the System and any New Product set forth in Sub Clauses 6.1.1.1(iii), 6.1.1.2 and 6.1.1.3 above shall, inter alia, result in full and complete
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(ORANGE LOGO)
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            transparency between the System, any System Element, part of the
            System, Equipment or any item or component of the System and any such New Product and shall be implemented by the Supplier, [*], irrespective of whether or not, such direct or indirect Interoperability, Integration, compatibility, interconnection and/or interface of the System with any such New Product is 3GPP supported in accordance with the provisions of the two next paragraphs below.

            The relevant New Product shall be tested in a laboratory of Partner and/or in the IOT laboratory of the Supplier, as shall be determined by the Supplier, after consulting with Partner, in order to ascertain whether the Interoperability, Integration interconnection, compatibility and/or interface between the System and the relevant New Product, [*]. Partner reserves the right, at Partner's sole discretion [*], to be present and to actively and equally participate in any such IOT laboratory tests carried out on any New Product, and the Supplier shall confirm to Partner by giving fourteen (14) working days prior notice in writing of the commencement of any such IOT laboratory tests so that Partner can make the necessary arrangements for its representative or nominee to be present and participate, unless it is unequivocally demonstrated by the Supplier, supported by written evidence, that the mere presence of Partner at such IOT laboratory tests is in material breach of the then official, generally available, international rules of the interoperability forum, which breach cannot be resolved by means of execution of an NDA, etc. The New Product shall be so tested, [*], in accordance with the Supplier's standard, reasonable test procedures, determined in accordance with generally accepted tests in the industry, provided however that such tests comply with generally available, international requirements pertaining to 3GPP, that are applicable worldwide. The Parties shall discuss the tests proposed by the Supplier and the Supplier shall seriously consider any comment, request and amendment that Partner may have, it is being agreed that, in any event, Partner may add any test to those proposed by the Supplier and the Supplier undertakes to perform any such additional tests as may be requested by Partner, save only for such tests that are required by Partner, the performance of which can be unequivocally demonstrated by the Supplier, supported by written evidence, to be in breach of the then official, generally available, international rules of the interoperability forum.


            Notwithstanding the foregoing, the Supplier undertakes that, regardless of any disagreement between the Supplier and Partner pertaining to the tests to be performed in connection with the relevant New Product and/or to the location in which such tests shall be performed, the Supplier shall (i) perform any required tests whatsoever, and (ii) if the New Product does not pass the relevant test
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            procedures, the Supplier shall, immediately upon delivery of a notice from Partner to that effect, perform any task and take any action necessary to ensure full, timely and complete Interoperability, Integration, compatibility, interconnection and/or interface between the System and any such New Product as referred to in Clause 6.1.1.1 above, in which case the Supplier shall be entitled to such payment as shall be agreed upon between the Parties, only to the extent that the failure to pass the relevant test procedures resulted wholly and exclusively from the fact that the relevant New Product had a non-standard API, (iii) If the New Product passes the relevant test procedures, the Supplier shall, immediately upon delivery of a notice from Partner to that effect, perform and implement, any Interoperability, interconnections, Integration, compatibility and/or interfaces required between the System, any System Element, part of the System, Equipment or any item, product, sub system, service, software, application, enabling platform or component of the System and the New Product as referred to in this Clause 6.1.1.1 above, [*].

            Notwithstanding any provision to the contrary, for purposes of this Clause 6 and for purposes of the performance of any Interoperability, compatibility, Integration, interconnections and/or interfaces by the Supplier, the Existing System shall include any and all systems, sub-systems, equipment, hardware, software, service, application enabling platform, product element, item and/or component as set forth in Annex C-17 and in Annex C-17 (1), [*]. Notwithstanding any provision to the contrary, for purposes of performance of any Interoperability, compatibility, Integration, interconnections and/or interfaces by the Supplier with regard to any New Product in accordance with the provisions of Clause 6, including, without limitation, any Terminal (UE), the Existing System shall mean the Existing System, as defined in Annex M.

            Subject to all of the aforesaid in this Clause 6 above, any Interoperability, compatibility, Integration, interconnection and/or interface shall be implemented and performed in accordance with the specifications, requirements and provisions of Annexes C10, C13, Annex F and Appendix F1 of Annex F.

6.1.1.5 Supplier shall fully cooperate with any third party that Partner may stipulate from time to time. Such stipulation shall be made by Partner, inter alia, in order to ensure full and timely compliance of the Supplier with any and all of the Supplier's undertakings, obligations, warranties and representations in this Agreement, including, without limitation, to such pertaining to Interoperability, interconnections, compatibility, Integration and interfaces set forth in Clause 6.1.1.1 Partner shall make commercially reasonable efforts to ensure the cooperation of such third parties with Supplier (and, if and to the extent Partner

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            has enforceable contractual rights to request certain third party to co-operate, as aforesaid, Partner shall make commercially reasonable efforts to invoke such rights). Supplier shall not be responsible for a delay in the implementation of the said interoperability, interconnections, compatibility, Integration and interfaces, only if and to the extent that such delay is clearly attributed, wholly and exclusively, to the relevant third party.

6.1.1.6 The cooperation set forth in Clause 6 shall include, without limitation, the disclosure of all relevant information and, where such information is of a confidential nature, such disclosure shall be subject to the provisions of the non-disclosure agreement that shall be executed between the Supplier and the relevant third parties, in the form attached hereto and marked as Appendix 1.

6.1.1.7     [*].

7.

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7.          ADDITIONAL SERVICES

7.1.1.1 The Supplier shall, during the Term, offer to supply to Partner other services which it generally provides to similarly placed customers, and supply such other services to Partner, if and to the extent requested by Partner, at Partner's sole discretion, from time to time, at prices agreed between the Parties payable in accordance with the payment terms specified in Clause 8 below.

8.          PRICES AND TERMS OF PAYMENT

8.1.1.1 Any and all Support and Maintenance Services shall be provided by Supplier to Partner [*] during the entire Warranty Period, [*] and subject to purchase by Partner of the same, Software Upgrades Service shall be provided by the Supplier to Partner, in accordance with the provisions and requirements of the Purchase Agreement and this Maintenance Agreement and shall be priced in accordance with the relevant provisions of Annex I.

8.1.1.2     [*]

8.1.1.3     [*]

9.          TERMS OF DELIVERY

9.1.1.1 The provisions of the Purchase Agreement concerning the Delivery of Services shall apply mutatis mutandis to this Maintenance Agreement. However, and without derogating from the aforesaid, it is clarified that -

9.1.1.2     [*]

9.1.1.3 Risk to any Equipment to be replaced or repaired in accordance with the provisions of this Maintenance Agreement shall pass to Supplier at the point of dispatch and shall pass back to Partner, in accordance with the applicable provisions of Clause 11 of the Purchase Agreement.

9.1.1.4     [*]

10.         SUPPLIER'S OBLIGATIONS

10.1.1.1 The Supplier shall provide the Support and Maintenance Services during the Term in a timely and diligent manner, to the highest professional standards and strictly and punctually, in accordance with the provisions and requirements of the Purchase Agreement and this Maintenance Agreement.

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10.1.1.2    Without limiting any of the warranties and representations of the
            Supplier under this Maintenance Agreement, the Purchase Agreement and/or any applicable law, the Supplier covenants, warrants and represents that:

            a. It has all the skills, qualifications and expertise necessary in order to provide the Support and Maintenance Services in accordance with the provisions of the Purchase Agreement and this Maintenance Agreement.

            b. It shall appoint a suitable representative, subject to Partner's approval, for the purpose of liaison with Partner, relating to the provision of the Support and Maintenance Services.

10.1.1.3 The Supplier acknowledges that its obligation to provide Support and Maintenance Services under this Maintenance Agreement extends to the provision of those Support and Maintenance Services in respect of Partner's Test Bed, the System, the 3G UMTS Network, Equipment, any and all APIs, interfaces, interconnections and interoperability platforms effected in accordance with the provisions of Clause 6 above, Software Updates, Software Upgrades and software features acquired by Partner from the Supplier. For the avoidance of any doubt, it is clarified and agreed that the Supplier shall supply to Partner any and all Software Updates, including its testing and installation, as an integral part of the Remedial Maintenance Services [*].



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10.1.1.4    It is further agreed that:

            a. The Supplier shall give Partner as much advance notice in writing as is reasonably possible in relation to proposed Software Updates and/or Software Upgrades and Hardware modifications or necessary new items required in order to accommodate such proposed Software Updates and/or Software Upgrades;

            b. The Supplier shall agree with Partner the manner and timetable of implementation of Software Updates and/or Software Upgrades and shall follow Partner's instructions designed to minimize disruption to the business of Partner. The Supplier shall also fully adhere to Partner's instructions, requirements and procedures pertaining to network operation, data protection and security.

            c. The Supplier shall provide Software Updates and/or Software Upgrades for all Hardware and Software purchased or licensed by Partner from the Supplier and/or any of its Head Licensors, and maintained under this Maintenance Agreement such that they are running the latest version released by the Supplier and/or the relevant Head Licensor, as the case may be, subject to Partner's request to actually purchase such Software Updates and/or Software Upgrades.

            d. Notwithstanding any other provision to the contrary in this Maintenance Agreement and/or the Purchase Agreement, Partner may decide at its sole discretion whether or not to purchase any Software Upgrade release in any given year.

            The Supplier shall be obliged to continue and provide Partner with any Support and Maintenance Service specified in this Maintenance Agreement, even if Partner has decided not to purchase any Software Upgrade release, for as long as Partner's System is running a Software version release that is not more than two Software Upgrade releases older than the current available, GA, Software Upgrade release, or for a period of two years commencing on the first year on which Partner has decided not to purchase a Software Upgrade release, the later of which.

            e. If Supplier discontinues the supply of compatible standard Equipment, Software, Spare Parts, components, or testing equipment, Supplier shall notify Partner, in writing, at least twelve months in advance. Partner may then place an "end of life" order for the items in question, at any quantity Partner may deem fit, within six months of receipt of Supplier's said notice and the Supplier shall accept any such "end of life" order and deliver any and all such ordered Equipment, Software, Spare Parts, components, or testing equipment, at any quantity, against payment of the then current price list for the same.


10.1.1.5 [*]. In such eventuality, the technical specifications and requirements and the commercial aspects (to the extent relevant), shall be agreed between the parties


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            prior to the designated date for implementation and deployment of the relevant Software Update and/or Software Upgrade, as the case may be, and in the absence of such agreement between the Parties with respect of such technical specifications and requirements and/or any other relevant commercial aspect, the issue shall be dealt with in accordance with the provisions of Clause 55 of the Purchase Agreement.
            [*]


10.1.1.6 If the Supplier fails to provide any of the Support and Maintenance Services in the manner and Resolution Time stipulated by this Maintenance Agreement, Partner may remedy the relevant fault or defect and recover the cost incurred by Partner in doing so from the Supplier. Such course of action by Partner shall neither invalidate any of the Supplier's representations, Warranties and/or obligations under the Purchase Agreement and/or this Maintenance Agreement, nor shall it relieve the Supplier from its obligation to fully adhere to and comply with any of its representations, Warranties and/or obligations under the Purchase Agreement and/or this Maintenance Agreement.

10.1.1.7 The Supplier shall be fully responsible for any and all aspects concerning Spare Parts, including, without limitation, the following:

            a. Spare Parts for Equipment used up during the Warranty Period, from Partner's Spare Parts stock shall be promptly replaced by Supplier at no charge; and

            b. Spare Parts shall be stocked and maintained by the Supplier in the Territory in sufficient quantities, to enable fulfillment of any and all of the requirements and the Supplier's obligations set out in the Purchase Agreement and in this Maintenance Agreement, including but not limited to the System performance requirements. Partner shall have the right to visually inspect such inventory, at any time during normal business hours; and

            c. The Supplier shall provide Partner with a Spare Parts catalogue for Partner's ERP tools for inventory management. Said catalogue shall be provided to Partner on a magnetic media and its content will include all System components, and a BOM (Bill Of Materials) that will be provided to Partner, including their original part numbers (PN). The Supplier shall inform Partner of any updates to the said catalogue due to ECP's (Engineering Change Proposal) or usage of substitute items. The Supplier's undertaking under this clause 10.1.1.7(c) shall also extend to any third party equipment (hardware and/or software) supplied by the Supplier under the Purchase Agreement;


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                                      -14-


(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)



10.1.1.8 The Supplier shall in all matters arising in connection with the performance of this Maintenance Agreement conform with any and all statutes and legislation and with any and all orders, regulations and by-laws made by competent authorities (including the MOC). The Supplier shall observe through its staff, personnel and Subcontractors any and all rules applicable to the Sites or work places and fully adhere to and comply with Partner's applicable requirements and related procedures.

11.         ACCESS TO PARTNER'S PREMISES

11.1.1.1 Partner shall provide the Supplier's personnel with access to its premises, and suitable working conditions, to the extent required for the Supplier to provide the Support and Maintenance Services, as shall be determined by Partner, subject to full compliance and adherence by the Supplier with Partner's requirements and procedures pertaining to security, data protection and network operation, as well as Partner's instructions designed to minimize disruption to the business of Partner.

12.         DELAYS AND LIQUIDATED DAMAGES

12.1.1.1 In the event that any of the Support and Maintenance Services are not executed, strictly and punctually, in accordance with the terms of and within the respective Resolution Times stipulated in this Maintenance Agreement other than by reason of an event of Force Majeure, Partner shall be entitled to Liquidated Damages as regards these delayed Support and Maintenance Services, the amount of which shall be calculated in accordance with this clause 12, without having to prove actual damage, as specified below.

12.2        EMERGENCY SITUATIONS

12.2.1.1    [*]

12.2.1.2    [*]

12.3        MAJOR PROBLEMS

12.3.1.1    [*]

12.3.1.2    [*]

12.4        MEDIUM PROBLEMS

12.4.1.1    [*]

12.4.1.2    [*]

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
                                      -15-


(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)

12.5        MINOR PROBLEMS

12.5.1.1    [*]

12.6        GENERAL PROVISIONS

12.6.1.1    [*]

12.6.1.2    For the purpose of the foregoing provisions:

            a. An incident with respect to which the Supplier has purported to respond in accordance with this Maintenance Agreement shall be regarded as separate and distinct from a latter incident separately reported to Supplier by Partner, even if it is parallel or similar in nature, but not the exact same one; and

            b. In the case of contemporaneous incidents, the incidents must be of material difference or effect different parts of the System in order to constitute separate incidents, provided that if the Remedy or Solution, as the case may be, of one part of the System will automatically provide a Remedy or Solution, as the case may be, to the other part of the System, this will be regarded as a single incident.

12.6.1.3 The Parties recognize that the above sums are reasonable pre-estimates of the damage which may be incurred by Partner, whether such damage shall actually materialize or not, taking into account all the relevant information available at the time of signature of this Maintenance Agreement and that such sums are Liquidated Damages and in no way to be considered as penalties.

12.6.1.4 In the event of delayed provision of any of the Support and Maintenance Services, Supplier shall take any and all remedial action necessary in order to minimize the relevant delay. Nothing in this Clause shall be construed as limiting the rights of Partner to terminate this Maintenance Agreement in whole or in part or take any other action in accordance with any provision of the Purchase Agreement and/or this Maintenance Agreement as a consequence of such late provision of any of the Support and Maintenance Services.

12.6.1.5 The payment of Liquidated Damages shall not relieve Supplier from the obligation to provide any and all Support and Maintenance Services in accordance with the provisions and requirements of the Purchase Agreement and/or this Maintenance Agreement.

13.         GENERAL REPRESENTATIONS

13.1.1.1    Each party represents, and undertakes to the other party as follows:

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
                                      -16-


(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)


            a. It is a company duly incorporated and validly existing in all respects under the laws of the State of Israel with full power and authority to own its assets and to carry on its business as it is now conducted and no action has been taken or threatened (whether by it or by a third party) for or with a view to its liquidation, receivership or amalgamation.

            b. The execution of this Maintenance Agreement on its behalf has been validly authorized and the obligations expressed as being assumed by it under this Maintenance Agreement constitute valid legal and binding obligations enforceable against it in accordance with its terms.

            c. Neither the execution and delivery by it of this Maintenance Agreement nor the performance or observance of any of its obligations hereunder does or will:

                  1. Conflict with or result in any breach or violation of any judgment, order or decree, agreement or other instrument, arrangement, obligation or duty by which it is bound; or

                  2. Cause any limitation on any of its powers whatsoever, howsoever imposed.

                  3. No litigation or administrative or arbitration proceeding before any court, judicial, administrative or governmental authority, arbitrator(s) or other body is taking place, pending or threatened against it or against any of its assets which might have a material adverse effect on its business, assets, condition or operation taken as a whole or might adversely affect its ability duly and punctually to perform and observe all its obligations under this Maintenance Agreement.

14.         THE SUPPLIER'S WARRANTIES

14.1.1.1 Without limiting and in addition to any other Warranties, representations, declarations and/or undertakings contained in this Maintenance Agreement, the Purchase Agreement and/or any applicable law, the Supplier warrants and undertakes to Partner that:

            a. All of the Support and Maintenance Services to be provided under this Maintenance Agreement shall conform in design, performance and materials to the requirements of the Purchase Agreement and this Maintenance Agreement and shall be free from defects in design, material, performance or workmanship and be of the most suitable grade and quality for the purpose intended;

            b. All of the Support and Maintenance Services to be provided under this Maintenance Agreement shall be performed in a skilful and workmanlike manner, in accordance with the terms of this Maintenance Agreement, the Purchase Agreement and any applicable law;


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                                      -17-


(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)


            c. All Software Updates and/or Software Upgrades will, as at Final Acceptance thereof, conform with the Supplier's or any applicable Head Licensor's current published specifications and will represent the Supplier's or any applicable Head Licensor's latest and most up to date version.

14.1.1.2 [*] The Supplier shall, subject to and in accordance with the provisions of Clause 35 of the Purchase Agreement, indemnify Partner and to keep Partner free and harmless from any and all liability, cost, expense, loss or damage arising pursuant to any untrue, inaccurate or incomplete Warranty and/or any breach of any of the Warranties.

14.1.1.3    [*]

14.1.1.4    [*]

14.1.1.5 If, after providing the Supplier with such notification as specified in Clause 14.1.1.3 above, the Supplier did not promptly correct or replace the non-conforming part of the System, the Equipment or Services, as the case may be, to the full satisfaction of Partner, in accordance with the provisions of this Maintenance Agreement, Partner may elect not to require correction or replacement of such defective part of the System, Equipment or Service, as the case may be, and in such event, the Supplier, if required by Partner, shall refund such portion of the relevant payments made or, with regard to those that are yet to be made, Partner shall set off the relevant portion from any payment to which the Supplier is or may be entitled, pertaining to such defective, part of the System, Equipment or Service, as the case may be, as is equitable in the circumstances. In default of agreement between the parties as to such equitable refund by the supplier to Partner, the extent of such refund shall be determined in accordance with the provisions of Clause 55 of the Purchase Agreement.

15.         TERMINATION

15.1.1.1  This Maintenance Agreement shall terminate on the earlier of:

            a.    [*];

            b. The date it is otherwise terminated in accordance with its terms.

15.1.1.2 In the event of termination of the Purchase Agreement, this Maintenance Agreement may be terminated only by Partner, if Partner elects, by notice in writing, to terminate this Maintenance Agreement. Such termination shall come into effect in accordance with the termination provisions of the Purchase Agreement.

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
                                      -18-


(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)

15.1.1.3    If:


            a. Supplier commits any material breach of this Maintenance Agreement and fails to remedy such breach if it is capable of remedy, within 30 days of written notice from Partner to that effect, setting out the nature of the breach; and/or

            b. either Party becomes insolvent or if its financial position is such that within the framework of its national law, legal action leading towards insolvency has been taken against it by its creditors and is not dismissed within 60 days of its commencement and fails to rectify the position within 14 days after written notice from the other Party requiring it to do so, then - Partner (with regard to subsections (a) and/or (b) above) and the Supplier (only with regard to subsection (b) and only if and to the extent applicable) (each terminating party) may, subject to the provisions of this Clause, by notice in writing to the the other party, terminate this Maintenance Agreement.

15.1.1.4    [*]

15.1.1.5 If the Supplier is in breach of this Maintenance Agreement, fails to provide any of the Support and Maintenance Services in accordance with this Maintenance Agreement within the Resolution Time required by this Maintenance Agreement and Partner would be entitled to terminate this Maintenance Agreement as a result thereof, Partner reserves the right in lieu of termination, to provide the relevant Support and Maintenance Services itself, or through a third party and to deduct the cost thereof from any amount which would otherwise be due by Partner to the Supplier under this Maintenance Agreement. If required by Partner, in the event the said cost is not deducted and set off, as aforesaid, the Supplier shall refund this amount to Partner immediately upon Partner's demand.

15.1.1.6 Termination under this Clause 15 shall be without prejudice to rights accrued to either Party prior to termination.

16.         PROCEDURES MANUAL

16.1.1.1 The Supplier shall prepare and present to Partner a Procedures Manual as soon as practicable after the date of execution of this Maintenance Agreement. Such Procedure Manual shall be approved by Partner and in the absence of agreement between the Parties, the Procedure Manual shall be amended in accordance with Partner's requirements and decision, and form Exhibit 1F hereof.

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
                                      -19-


(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)
17.         GENERAL PARTNER OBLIGATIONS

17.1.1.1 Provide necessary operating supplies and consumables such as paper, magnetic tapes, ribbons, cards, format tapes, disc cartridges and such similar items as Partner would use during normal operation other than materials supplied by the Supplier not readily available from alternative sources and, if the Support and Maintenance Services are performed at Partner's premises and Sites, provide the Supplier's personnel with an unbarred telephone line(s) and fax machine at such Partner premises and Sites.

17.1.1.2 Carry out the recommended operation and maintenance of the System in accordance with the reasonable requirements of the Documentation.

17.1.1.3 Comply with the Supplier's reasonable instructions concerning (a) Handling of Software, Hardware and Documentation for the respective Support and Maintenance Service, and (b) Disposal of defective or replaced Software, Hardware or Documentation.

17.1.1.4 Notwithstanding any of the aforesaid provisions of this Clause 17, it is clarified and agreed that any non-compliance of Partner with any of the provisions of this Clause 17 above, shall not, in any way whatsoever, derogate from, limit, restrict, or otherwise prejudice and/or constitute a valid excuse for any delay an/or non-compliance or non-performance of any of the Support and maintenance Services and/or the obligations, warranties, representations or undertakings of the Supplier under the Purchase Agreement and/or the Maintenance Agreement.

17.1.1.5 Without derogating from the provisions of Clause 17.1.1.4 below, in the event of non-compliance by Partner with its obligations under this Clause 17 above, the Supplier shall be entitled to an extra charge, in accordance with the provisions of the relevant agreed price list for works and services, provided that the Supplier has actually rendered Partner with such Support and Maintenance Service, the rendition of which is solely, exclusively and unequivocally attributable to a non-compliance by Partner with its obligations under this Clause 17 above. For the avoidance of any doubt, it is clarified that such entitlement of the Supplier to such extra charge shall be the Supplier's sole and exclusive remedy for any such non-compliance of Partner with its obligations under this Clause 17 above.

17.1.1.6 It is further agreed between the Parties that in the event that as a direct, sole, exclusive and unequivocal result of non-compliance by Partner with its obligations under this Clause 17 above, the Supplier is delayed in the provision of Support and Maintenance Services that are subject to liquidated damages under Clause 12 of this Maintenance Agreement, beyond the applicable Resolution times for the rendition of such Support and Maintenance Services, then, subject to resorting to, and exhausting, every commercially reasonable mitigating effort, to eliminate such delay, the Supplier shall not be liable to pay


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                                      -20-


(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)

            Partner such liquidated damage for as long as such non-compliance by Partner with its obligations under this Clause 17 above, continues to be the direct, sole, exclusive and unequivocal reason for such delay of rendition of the relevant Support and Maintenance Services by the Supplier.

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
                                      -21-


(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)

18.         MISCELLANEOUS

18.1.1.1    The provisions of clauses 6, 7, 8, 9, 10, 11, 12, 15, 16, 17, 19, 20
            21, 22, 28, 30, 31, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42, 44, 45,
            47, 48, 49, 50, 51, 52, 53,54, 55, 56 and 57 of the Purchase
            Agreement shall apply mutatis mutandis to this Maintenance Agreement and survive the termination of the Purchase Agreement.

 Signed for and on behalf of             Signed for and on behalf of
 PARTNER COMMUNICATIONS COMPANY LTD.     NORTEL NETWORKS ISRAEL (SALES
                                         AND MARKETING) LTD.


 By:_______________________________         By:______________________________

 Name: ____________________________         Name: ___________________________

 Title: ___________________________         Title:___________________________

 And                                        And

 By:_______________________________         By:______________________________

 Name: ____________________________         Name: ___________________________

 Title: ___________________________         Title:___________________________

 Date:                                      Date:
      _____/_____/_____                          _____/_____/_____





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                                      -22-


(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)




EXHIBIT 1 - MAINTENANCE AGREEMENT DOCUMENTS

The Maintenance Agreement shall consist of the following documents, as amended from time to time setting requirements and description of the various Support and Maintenance Services to be rendered by the Supplier under this Maintenance Agreement -

EXHIBIT 1A-            Remedial Maintenance Services;
EXHIBIT 1B-            Software Upgrades Service;
EXHIBIT 1C-            Repair and Replacement Services;
EXHIBIT 1D-            Other Services related Obligations;
EXHIBIT 1E-            Procedure Manual.



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                                      -23-


(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)




EXHIBIT 1A - REMEDIAL MAINTENANCE SERVICES

1.          SCOPE OF REMEDIAL MAINTENANCE SERVICES

1.1.1.1 The Remedial Maintenance Services is available for any Software purchased by Partner under the Purchase Agreement.

1.1.1.2     [*]

1.1.1.3 The Remedial Maintenance Services comprise of the following components:

            a.    [*]

1.1.1.4     [*]

2.          SEVERITY LEVELS DEFINITIONS

Severity Levels definitions are organized into four classes: Emergency Situation, Major Problem, Medium Problem and Minor Problem, as follows -

2.1         EMERGENCY SITUATION

              [*]

2.2         MAJOR PROBLEMS

2.2.1.1       [*]

2.3         MEDIUM PROBLEMS

2.3.1.1       [*]

2.4         MINOR PROBLEMS

2.4.1.1       [*]

3.          EMERGENCY SITUATION HANDLING

3.1.1.1     [*]

3.1.1.2 In an Emergency Situation, the main tasks for the Supplier include, without limitation:


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                                      -24-


(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)

            a.    to analyze the situation; and

            b. to provide Partner with the appropriate Remedy and Solution within the Resolution Time specified in Schedule 1 to this
                  Exhibit 1A.

3.1.1.3 Emergency Situation requests shall always be reported via telephone or personally to a member of the Supplier's support and maintenance team, present at Partner's premises. The Supplier shall, in any event, have telephone communications capabilities for Emergency Situations that can also be accessed through networks other than Partner's network.

3.1.1.4     [*]

3.1.1.5 The Emergency Situation Handling service includes escalation procedures to be followed by both the Supplier and Partner. The person responsible at Partner's Site shall authorize the use of the escalation telephone list, which shall be included in the Procedures Manual.

3.1.1.6 In an Emergency Situation, the Supplier shall ensure that a person with appropriate skills and System knowledge calls Partner as soon as possible but in any event within [*] after Partner has attempted or succeeded, as the case may be, to make a request for an Emergency Situation support. Such person shall provide telephone support by providing answers and recommendations, orally or by fax, and shall ensure that in any event, the Support and Maintenance Services required in order to solve the relevant Emergency Situation shall be provided in accordance with the provisions of this Clause 3, in order to remedy the Emergency Situation and restore the System to normal operational condition.


3.1.1.7 In any Emergency Situation, the Supplier shall provide Emergency On-Site Support by sending an expert person with appropriate skills and system knowledge to the location specified by Partner. The Supplier undertakes that such person shall arrive at the necessary location as soon as possible but in any event within the time frame specified in the table below, commencing upon Partner's attempted or successful request for an Emergency Situation support, as the case may be.

            [*]                                [*]
            [*]                                [*]
            [*]                                [*]
            [*]                                [*]


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                                      -25-

(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)



            [*]                                [*]
            [*]                                [*]
            [*]                                [*]


            Such Emergency On site Support is an integral part of the service and shall not carry any additional charge whatsoever. In addition, the Supplier shall provide Emergency On Site support to Partner, following any request to that effect by Partner's Operational Manager via telephone.

3.1.1.8 The Emergency Situation Handling service shall be considered completed only when the Solution to the Emergency Situation was provided by the Supplier and approved in writing by Partner.

3.1.1.9     [*]

3.1.1.10    [*]

4.          CUSTOMER SERVICE REQUEST (CSR) HANDLING

4.1.1.1 The CSR handling process is applicable to problems classified as Major Problem, Medium Problem or Minor Problem and gives Partner a single interface for all kinds of operation and maintenance requests
            - technical requests, consultations (helpdesk), etc.

4.1.1.2 Upon receipt of the CSR, the CSR is automatically registered. Emergency Situations requests are always taken care of outside this routine, to ensure a quick restoration of Partner's System in the event of an Emergency Situation. For follow-up reasons, Emergency Situation requests are registered as CSRs at a later point in time.

4.1.1.3 All CSRs, except for Emergency Situation requests, from Partner to the Supplier, shall preferably be submitted via a web-based CSR writer application.

4.1.1.4 CSRs shall be submitted in accordance with the applicable provisions of the Procedures Manual. However, the Supplier shall not be entitled to reject CSRs, which were not submitted in accordance with the Procedures Manual but in such a case, will immediately apply to Partner and require Partner to rectify such CSR.

4.1.1.5 All CSRs, shall be assigned a Severity Level of Major Problem, Medium Problem or Minor Problem by Partner according to the Severity Levels definitions specified in clause 2 above. If Partner has not classified the CSR, the Supplier


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                                      -26-

(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)


            shall immediately alert Partner to that effect and if the Supplier does not receive a response from Partner, the Supplier shall assign an adequate Severity Level according to the Severity Levels definitions.

4.1.1.6 In any event, Emergency Situations, Major Problems, Medium Problems or Minor Problems will be treated within the applicable Resolution Time specified in Schedule 1 to this Exhibit 1A.

4.1.1.7 Upon receipt of the CSR, a notification message shall be automatically sent to Partner. This message shall notify Partner that the CSR has been received in Supplier's CSR writer (if the CSR is submitted using, for example, e-mail or fax, no such notification message is returned to the issuer of the CSR), however, in the event the CSR was not submitted through the web-based CSR writer application, Partner shall as soon as practically possible, update the web-based CSR writer application and shall register the time of submission of the CSR in accordance with the time at which the actual, original, submission was made.

4.1.1.8 Within the contracted CSR Call-back Time, the Supplier shall start to analyze the CSR. The Supplier shall then affect a Remedy and/or a Solution, within the contracted Resolution Time. Partner shall approve any such Remedy and/or Solution in advance and in writing.

4.1.1.9 Any suggested Remedy and/or Solution shall be sent back to Partner, via CSR writer, and in accordance with the routines and specifications stated in the Procedures Manual (for CSRs that are sent to the support office via e-mail or fax, such suggested Remedy and/or Solution shall be sent back to Partner via e-mail or fax respectively. The same Resolution Time for the provision of a Remedy and/or Solution shall apply regardless of the media selected for submission of the CSR by Partner).

4.1.1.10 The Supplier shall take all necessary action in order to enable Partner to monitor the progress of the CSR, via CSR writer. Only when Partner has received and approved a suggested Remedy and/or Solution and the problem was duly rectified by the Supplier accordingly, the CSR is closed. For the avoidance of any doubt, it is clarified that only Partner may close a CSR pertaining to any reported problem or Emergency Situation.

4.1.1.11    The provisions of clauses 3.1.1.4, 3.1.1.5, 3.1.1.6, 3.1.1.7,
            3.1.1.8 and 3.1.1.10 above shall apply mutatis mutandis to the CSR Handling service with respect of any and all Major Problems.

            The provisions of clauses 3.1.1.6, 3.1.1.8 and 3.1.1.10 above shall apply mutatis mutandis to the CSR Handling service with respect of Medium Problems or Minor Problems as the case may be, all - in accordance with the relevant Resolution Times and CSR Call Back Times specified in Schedule 1 of this Exhibit 1A below.
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   omitted portions.


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                                 -CONFIDENTIAL-
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
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(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)

            Without derogating from the relevant Resolution Times and CSR Call Back Times specified in Schedule 1 of this Exhibit 1A below, the provisions of clause 3.1.1.7 above shall apply mutatis mutandis to the CSR Handling with respect of Medium Problems or Minor Problems, as the case may be, save that the maximum time for arrival at Partner's designated Site with respect of Medium Problems and/or Minor Problems, shall be by not later than the next business day following the opening of the relevant CSR, instead of the time frames specified in the table of Clause 3.1.1.7 above.

4.1.1.12    [*]

4.1.1.13 CSR meetings between the Supplier's and Partner's operation and maintenance personnel, shall take place on a daily basis or at other intervals as may be agreed upon between the parties from time to time. In such CSR meeting, any and all open CSRs and their respective status, shall be discussed and conclusions and action items resolved during such meetings shall be implemented and reported by the Supplier.

5.          REPORTS

5.1.1.1 With respect of any problem of whichever Severity Level, the Supplier shall send to Partner a detailed Trouble Report Answer as soon as possible and in any event by no later than one week after the receipt by the Supplier of the relevant support request. This report shall outline the causes of the problem in question, timetable for the Remedy and the Solution and any follow-up recommendations or works and otherwise shall be in the form set out in the Procedures Manual.

5.1.1.2 The Supplier shall upon request by Partner at any stage of the resolution of the problem, provide Partner with information in such form as Partner may reasonably require regarding the steps being taken to resolve the problem, the Solutions identified or likely to be identified and the status of work being undertaken from time to time. The Supplier shall meet with Partner as reasonably requested by Partner to discuss the same. No information or report given by the Supplier to Partner shall be taken to limit or waive Partner's rights under the Purchase Agreement and/or this Maintenance Agreement.


5.1.1.3 Supplier shall summarize support activities and provide an activity report to Partner on a bi-weekly basis unless otherwise agreed. The information to be provided shall include:
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*  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                 -CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
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
                                      -28-

(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)

            a. Summary of all faults logged since the previous month and the corresponding actions taken or planned for each; and

            b. Summary of outstanding faults and the corresponding actions taken or planned for each; and

            c.    any such other information as Partner shall require.

6.          CAB SERVICE

6.1.1.1     [*]

6.1.1.2     [*]

6.1.1.3     [*]

7.          SOFTWARE UPDATES SERVICE

7.1.1.1 The Supplier shall deliver to Partner any and all Software Updates. Software Updates shall be delivered and installed by the Supplier as an integral part of the Remedial Maintenance Services at no extra charge. The installation of any Software Update shall be made in accordance with the provisions of this Clause 7 below.

7.1.1.2 Software Updates are provided under the same Software Licence and terms and conditions governing Software and contained in the Purchase Agreement.

7.1.1.3 All Software Updates and or corrections shall be tested and approved, according to Partner's sole discretion, in Partner's test laboratory before installation of the same into the System. Should Partner decide to test such Software Updates and/or corrections, such testing shall be conducted in accordance with the Acceptance Tests procedure agreed between the Parties, it being understood and agreed that Partner shall have the ultimate decision discretion, concerning such ATP, acting reasonably.

7.1.1.4 Based on the Trouble Reports received from Partner and from other customers, the Supplier shall prepare Software Updates to rectify the faults.

7.1.1.5 The Supplier undertakes to keep an updated version of the System Software and Documentation at the Supplier's delivery database.

7.1.1.6 Publishing a new Software Update includes production, testing, and one Software Update delivery containing master diskettes/DAT-tape and master EPROMs of the new Software Update. The new Software Update will also include

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   the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                 -CONFIDENTIAL-
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
                                      -29-

(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)


            production and delivery of Documentation under the terms and conditions of the Purchase Agreement and this Maintenance Agreement.

7.1.1.7 The installation of any Software Update will take place only if Partner has decided to have the new Software Updates installed.

7.1.1.8 During the Turn Key Phase, the Supplier shall be fully responsible for the installation and implementation of the Software into any and all pieces of Equipment of any type whatsoever.

7.1.1.9 During the Call Off Phase, the Supplier shall be fully responsible for the installation and implementation of Software into the first item of Equipment of any and all types and Partner, subject to completion by the Supplier of Partner's relevant Competence Building Training Program, to Partner's Satisfaction, shall be responsible for the installation and implementation of the Software Updates in the rest of the Equipment items, after the Supplier has successfully completed the installation and implementation into the first item of Equipment of any and all types as aforesaid. Notwithstanding the aforesaid, the Supplier undertakes to fully assist Partner in the installation and implementation of such Software Updates, in the manner and to the extent required by Partner. For the avoidance of any doubt, it is clarified that such installation and implementation by Partner of any Software Updates will be covered by the Provisions of this Maintenance Agreement in general and the Remedial Maintenance Service provisions of this Maintenance Agreement in particular.

7.1.1.9 Warranty and Support and Maintenance Services for any new Software Updates release delivered and installed in the System and/or any Equipment shall be afforded to Partner in accordance with the provisions of the Purchase Agreement and this Maintenance Agreement.

8.          THIRD PARTY SUPPORT AND MAINTENANCE SERVICE

8.1.1.1 This Third Party Support Service concerns products used for the interface interconnection and interoperability of Existing System and 3G UMTS Network and System and third Party products, effected in accordance with the provisions of Clause 6 of the Maintenance Agreement.

8.1.1.2 The Supplier is responsible for providing the Support and Maintenance Services as stipulated in the Purchase Agreement and in this Maintenance Agreement to the System provided by the Supplier, including 3rd party equipment, in order to realize System and network availability in accordance with the provisions and requirements of the Purchase Agreement and this Maintenance Agreement. The Supplier shall isolate and escalate problems on the said third party equipment to the local third party partners; all unless Partner instructs the Supplier otherwise.



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                                 -CONFIDENTIAL-
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 Ltd. and shall not be reproduced, copied, disclosed or utilized in any way, in
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
                                      -30-

(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)


SCHEDULE 1 - SUPPLIER PERFORMANCE PARAMETERS FOR THE REMEDIAL MAINTENANCE
SERVICES

9.          REMEDY/SOLUTION - RESOLUTION TIME

9.1.1.1     [*]

10.         TELEPHONE AVAILABILITY AND CSR CALL-BACK TIME
            [*]



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   the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                 -CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
 Ltd. and shall not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent

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
                                      -31-

(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)




EXHIBIT 1B - SOFTWARE UPGRADES SERVICE

10.1.1.1    [*]
10.1.1.2    [*]
10.1.1.3    [*]
10.1.1.4    [*]
10.1.1.5    [*]
10.1.1.6    [*]
10.1.1.7    [*]



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   the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                 -CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
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                whole or in part, without prior written consent

--------------------------------------------------------------------------------

(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)




EXHIBIT 1C - REPAIR AND REPLACEMENT SERVICES

11.         GENERAL

11.1.1.1    [*]
11.1.1.2    [*]
11.1.1.3    [*]

12.         SCOPE OF HARDWARE REPAIR AND REPLACEMENT SERVICE

12.1.1.1    [*]
12.1.1.2    [*]
12.1.1.3    [*]
12.1.1.4    [*]
12.1.1.5    [*]
12.1.1.6    [*]
12.1.1.7    [*]
13.         STATISTICAL INFORMATION

13.1.1.1    [*]
13.1.1.2    [*]
13.1.1.3    [*]
14.         ORDERS
14.1.1.1    [*]
14.1.1.2    [*]


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*  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                 -CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
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                whole or in part, without prior written consent

--------------------------------------------------------------------------------

(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)



EXHIBIT 1D  - OTHER SERVICES RELATED OBLIGATIONS

15.         SERVICE MATERIALS

15.1.1.1 The Supplier shall provide or arrange for service materials, tools, documentation, diagnostics and test equipment necessary for the Services at its own cost. The Supplier shall provide information for Partner to check the compatibility of the service materials, tools, documentation, diagnostics and test equipment. The Supplier shall ensure that only qualified maintenance personnel carry out the works.

16.         ANNUAL REVIEW

16.1.1.1 The Supplier shall review annually the Supplier scope of responsibilities in this Contract and the demarcation of responsibility between Supplier's and Partner's support teams with the objective of improving overall subscriber service and maintenance and operations efficiency.

17.         DISASTER PREVENTION AND PROCEDURES

17.1.1.1 The Supplier shall participate in the preparation of Partner's disaster prevention, contingency and recovery plans and procedures in areas which are related to maintenance. The Supplier shall also assist Partner as reasonably requested by Partner to develop procedures for maintenance and support as reasonably required by Partner.

18.         SITE

18.1.1.1 The Supplier shall ensure, at its sole cost, to clear any debris or unused material off the site immediately upon the completion of the works and leave the Site in the same condition in which it was when the Supplier had first entered the Site.

19.         NUISANCE

19.1.1.1 The Supplier and its employees, when performing the Services or entering any location at which Services are to be performed, shall not generate any nuisance to third parties including neighboring residents.

20.         LIST OF PERSONNEL

20.1.1.1 The Supplier and Partner shall agree to a list of the Supplier's maintenance personnel who shall be given authorization to perform work on behalf of the Supplier subject to complying with Partner's reasonable security procedures.

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*  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                                 -CONFIDENTIAL-
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--------------------------------------------------------------------------------

(ORANGE LOGO)
(PARTNERS COMMUNICATIONS COMPANY LTD. LOGO)



20.1.1.2 The Supplier shall be responsible for the acts or omissions of all its employees, Sub-Suppliers, agents and other personnel. In any event, Supplier's maintenance personnel seeking access to any of Partner's operational switches shall be at all times supervised and accompanied by Partner's operations personnel and Supplier's maintenance personnel seeking access to Partner's laboratory shall be at all times supervised and accompanied by Partner's engineering personnel.

21.         REMOTE ACCESS

21.1.1.1    [*]

22.         FAILURE IDENTIFICATION

22.1.1.1 The Supplier shall be responsible for identifying the source of any failure or non - performance reported by Partner under this Maintenance Agreement.

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*  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


--------------------------------------------------------------------------------
                                 -CONFIDENTIAL-
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                whole or in part, without prior written consent

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